UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF GEORGIA ROME DIVISION IN RE MOHAWK INDUSTRIES, INC. DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS. LEAD CASE NO.: 4:20-cv-00110-ELR (Derivative Action) STIPULATION AND AGREEMENT OF SETTLEMENT This Stipulation and Agreement of Settlement, dated February 28, 2025 (the “Stipulation”), is made and entered into by and among the following parties, and by and through their respective counsel: (i) the following Mohawk Industries, Inc. (“Mohawk” or the “Company”) shareholders, on behalf of themselves and derivatively on behalf of Mohawk and its shareholders (collectively, the “Derivative Plaintiffs”): (a) Tom Palmer (“Palmer” or “Federal Derivative Plaintiff”), plaintiff in the consolidated federal derivative action styled In re Mohawk Industries, Inc. Derivative Litigation, No. 4:20-cv-00110-ELR (N.D. Ga.) (the “Federal Derivative Action”); (b) Terri Treibits (“Treibits”), plaintiff in the derivative action styled Treibits v. Lorberbaum, et al., No. 21-cv-71127 (Ga. Super. Ct., Gordon Cnty.) (the “Treibits Action”); (c) City of Southfield Fire & Police Retirement System (“City of Southfield”), plaintiff in City of Southfield Fire & Police Retirement System v. Lorberbaum, et al., No. 21-cv-71519 (Ga. Super. Ct., Gordon Cnty.) (the “City of Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 2 of 141

2 Southfield Action,” and together with the Treibits Action, the “Gordon County Actions”); (d) John E. Taylor (“Taylor”), plaintiff in Taylor v. Lorberbaum, et al., No. 2022-0224-LWW (Del. Ch.) (the “Delaware Chancery Action”); and (e) Douglas Bailey (“Bailey”), who issued a litigation demand (“Litigation Demand,” together with the Federal Derivative Action, the Gordon County Actions, and the Delaware Chancery Action, the “Derivative Actions”); (ii) Jeffrey S. Lorberbaum, Brian Carson, Frank H. Boykin, Glenn R. Landau, Karen A. Smith Bogart, Filip Balcaen, Bruce C. Bruckmann, Joseph A. Onorato, William H. Runge III, W. Christopher Wellborn, Richard C. Ill, Frans De Cock, Paul De Cock, and Gary Lanser (collectively, the “Individual Defendants”); and (iii) Nominal Defendant Mohawk (together with the Individual Defendants, “Defendants,” and together with the Derivative Plaintiffs and the Individual Defendants, the “Settling Parties”). The Settling Parties intend by this Stipulation to fully, finally, and forever resolve, discharge, and settle the Released Claims1 upon Court approval, and to cause the complete dismissal of the Derivative Actions with prejudice, subject to the terms and conditions set forth herein. 1 All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in ¶ V.1. herein. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 3 of 141

3 I. FACTUAL AND PROCEDURAL BACKGROUND The Derivative Actions arise from alleged misrepresentations of the Individual Defendants concerning the Company’s business, operations, results, and outlook through the dissemination of allegedly false and misleading statements and omissions of material information, in violation of federal and state laws and regulations, regarding Mohawk’s manufacturing and delivery of certain of its flooring products. Specifically, Derivative Plaintiffs contend that the Individual Defendants, current and former directors and officers of Mohawk, breached fiduciary duties of good faith, loyalty and care owed to Mohawk and its shareholders by: (i) knowingly permitting and/or turning a deliberate blind eye to the “Saturday Scheme,” whereby at the end of a given fiscal quarter, employees loaded delivery trucks with product ordered by customers, but not scheduled for delivery until future quarters, so that “sales” could be improperly recognized in the current quarter in violation of Generally Accepted Accounting Principles (“GAAP”) and Mohawk’s revenue recognition policies; and (ii) concealing Mohawk’s years-long inability to successfully ramp up domestic luxury vinyl tile (“LVT”) production, expand its manufactured product offerings, and consistently produce salable LVT, as well as the true reasons for Mohawk’s growing inventory. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 4 of 141

4 Derivative Plaintiffs further contend that the Individual Defendants’ misconduct exposed Mohawk to liability in a related federal securities class action captioned Public Employees’ Retirement System of Mississippi v. Mohawk Industries, et al., No. 4:20-cv-00005-ELR (N.D. Ga.) (the “Securities Action”), as well as related “opt-out” litigation in federal and state court. Defendants dispute and expressly deny the Derivative Plaintiffs’ allegations and contentions. See Section III, infra. A. The Federal Derivative Action On May 18, 2020, Palmer initiated the Federal Derivative Action. Thereafter, counsel for Federal Derivative Plaintiff and the Defendants in the Federal Derivative Action (the “Federal Parties”) met and conferred regarding scheduling and case management, and discussed approaches that would balance Mohawk’s concerns about overlapping discovery that might interfere with its defense of the Securities Action and Federal Derivative Plaintiff’s interest in securing relevant evidence and preparing the case. In consideration for Federal Derivative Plaintiff’s agreement to stay the Federal Derivative Action, Defendants agreed, subject to entry into mutually acceptable confidentiality agreements and/or protective orders, that if the Securities Action proceeded to discovery during the pendency of the stay, to provide to Federal Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 5 of 141

5 Derivative Plaintiff all documents Defendants produced to the Securities Action plaintiff. Pursuant to this agreement, on July 17, 2020, the Federal Parties filed a Joint Motion to Stay Litigation, which the Court granted by entering an Order Granting Joint Motion to Stay Litigation on July 20, 2020 (“Stay Order”) (ECF No. 28 in the Federal Derivative Action). Pursuant to the Stay Order, the Federal Derivative Action was stayed pending the earlier of (i) any of the defendants in the Securities Action filing an answer to the operative complaint, or (ii) the deadline for appealing a dismissal of the Securities Action with prejudice. The Stay Order further allowed Palmer to file an amended complaint during the stay. On September 4, 2020, intervenors Teamsters Local 456 Pension Fund, Teamsters Local 456 Annuity Fund, and Central Laborers Pension Fund filed a Motion to Intervene for Limited Purposes, seeking to intervene to oppose the consolidation of the Federal Derivative Action with another then-pending derivative action, and the appointment of Johnson Fistel, LLP and Bragar Eagel & Squire, P.C. as lead counsel of the consolidated action. Following briefing, the Court granted the request to intervene but denied the intervenors’ opposition to the appointment of Johnson Fistel, LLP and Bragar Eagel & Squire, P.C. as lead counsel. See Federal Derivative Action, ECF No. 55. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 6 of 141

6 On September 14, 2020, the Court conducted a telephone conference with counsel for the Federal Parties and, following the conference, reassigned the case from U.S District Judge Mark H. Cohen to Judge Eleanor L. Ross. Federal Derivative Action Order, ECF No. 41. The Court then consolidated the Federal Derivative Action and appointed Johnson Fistel, LLP and Bragar Eagel & Squire, P.C. as Lead Counsel for the consolidated action. Federal Derivative Action Order Consolidating Related Actions and Appointing Lead Counsel, ECF No. 47. On September 29, 2021, the Court denied in part the defendants’ motion to dismiss in the Securities Action finding, inter alia, that the lead plaintiff alleged with sufficient particularity that certain statements and omissions by Mohawk and Lorberbaum were materially false and misleading, and finding that the plaintiff adequately alleged scienter and loss causation. Public Employees’ Retirement System of Mississippi v. Mohawk Industries, Inc., 564 F. Supp. 3d 1272 (N.D. Ga. 2021) (Securities Action, ECF No. 60). On January 20, 2023, the lead plaintiff in the Securities Action filed a Preliminary Motion for Approval of Settlement announcing an agreement in principle to settle that action. The court in the Securities Action entered a Judgment Approving Class Action Settlement on May 31, 2023. Securities Action, ECF No. 137. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 7 of 141

7 B. The Gordon County Actions 1. The Treibits Action On September 22, 2020, Treibits issued an inspection demand to the Company pursuant to 8 Del. C. § 220 (“Section 220”) seeking production of certain corporate books and records. After negotiations with the Company regarding the scope of a document production and the execution of a confidentiality agreement, on October 22, 2020, Mohawk produced 2,826 pages of non-public, Board-level corporate books and records to Treibits. After counsel for Treibits reviewed and analyzed Mohawk’s Section 220 document production, on March 3, 2021, Treibits initiated the Treibits Action by filing a detailed derivative complaint against the Individual Defendants under seal on behalf of Mohawk in the Superior Court of Gordon County, State of Georgia (the “State Court”). The Treibits Action raises claims against the Individual Defendants for breach of fiduciary duty and unjust enrichment and alleges that pre-suit demand on Mohawk’s Board was futile. Certain allegations in the Treibits Action were based on Mohawk’s confidential Section 220 production. Shortly after the initiation of the Treibits Action, the parties to the Treibits Action stipulated to temporarily stay the case pending certain further developments in the Securities Action, and that Defendants would produce to plaintiff Treibits all documents that Defendants would Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 8 of 141

8 produce to the lead plaintiff in the Securities Action. 2. The City of Southfield Action On July 12, 2021, City of Southfield filed the City of Southfield Action on behalf of Mohawk against substantially the same defendants in the State Court, asserting allegations based on the same set of operative facts at issue in the Federal Derivative Action. In an effort to process the litigation in the most efficient manner, on February 21, 2022, the parties in the City of Southfield Action filed a Joint Motion to Stay Litigation pending the outcome of the Federal Derivative Action. C. The Delaware Chancery Action On December 10, 2021, Taylor served Mohawk with a demand to inspect the Company’s books and records pursuant to Section 220. Following execution of a confidentiality agreement and negotiation regarding the scope of production, Mohawk produced documents to Taylor pursuant to his inspection demand. On March 10, 2022, Taylor initiated the Delaware Chancery Action by filing a derivative complaint that incorporated the books and records produced by Mohawk pursuant to Taylor’s books and records demand. On April 6, 2022, Vice Chancellor Lori W. Will entered the parties’ stipulation to stay the Delaware Chancery Action pending the outcome in the Federal Derivative Action. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 9 of 141

9 D. The Litigation Demand On July 21, 2020, Bailey served Mohawk with a demand for the inspection of books and records pursuant to Section 220 concerning potential wrongdoing in connection with the subject matter of the Derivative Actions. In response thereto, after Mohawk and Bailey negotiated the scope of a document production and entered into a confidentiality agreement, the Company produced internal, non-public Company documents to Bailey, which counsel for Bailey reviewed and analyzed. On December 15, 2020, Bailey, through his counsel, served the Litigation Demand on the Board, which included certain allegations based on confidential Section 220 materials, demanding that the Board cause Mohawk to file an action against certain Individual Defendants for breach of fiduciary duty and undertake other remedial actions. The Litigation Demand also demanded that the Board commence an independent investigation in good faith into the events regarding alleged breaches of fiduciary duties by other current and/or former officers and directors of the Company. On December 18, 2020, Mohawk acknowledged receipt of the Litigation Demand. Bailey subsequently agreed to allow the Board to temporarily stay consideration of his Litigation Demand in light of the pending Securities Action and Derivative Actions. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 10 of 141

10 E. Coordination and Litigation of the Derivative Actions Following the order denying the motion to dismiss in the Securities Action, the Settling Parties began discussions concerning the most efficient way to proceed in the Derivative Actions. These discussions culminated in the Settling Parties’ agreement detailed in the Consent Motion for Coordinated Discovery in the Derivative Proceedings, filed on February 28, 2022 (the “Coordination Motion”). Federal Derivative Action, ECF No. 62. Specifically, the Coordination Motion brought together the Derivative Actions in an effort to avoid duplication of efforts with respect to fact discovery in the Securities Action and the Derivative Actions whereby the Settling Parties stipulated and agreed that they would work together to coordinate fact discovery to the maximum extent practicable in the Derivative Actions and, to that end, agreed to certain procedures for (i) coordinated discovery in the Derivative Actions; and (ii) staging of the prosecution of the Derivative Actions and the claims asserted therein. On March 1, 2022, the Court entered an Order granting the Coordination Motion (the “Coordination Order”). Federal Derivative Action, ECF No. 64. The Coordination Order allowed the Settling Parties to coordinate discovery with the Securities Action and held all non-discovery proceedings in the Derivative Actions in abeyance until ninety (90) days after the close of discovery in the Securities Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 11 of 141

11 Action. Id. As to discovery in the Derivative Actions, the Court ordered, inter alia, that: (i) the Derivative Plaintiffs would receive all generally applicable document discovery produced in the Securities Action and be bound by the confidentiality orders in the Securities Action; (ii) the Derivative Plaintiffs could conduct non- duplicative discovery relating solely to issues unique to the Derivative Actions; (iii) discovery requests propounded in the Securities Action would be treated as if propounded in the Federal Derivative Action; (iv) Derivative Plaintiffs could propound ten (10) requests for production of documents and ten (10) interrogatories following the close of fact discovery in the Securities Action; (v) Plaintiffs’ Counsel could conduct depositions of deponents in the Securities Action following the conclusion of the deponents’ deposition in the Securities Action; and (vi) Plaintiffs’ Counsel could conduct additional one (1) hour depositions of witnesses not deposed in the Securities Action. Id. Shortly thereafter, Mohawk commenced a rolling production of documents, written discovery responses, discovery agreements, and deposition transcripts as those materials became available in the Securities Action, including the production of more than 180,000 documents, consisting of over 760,000 pages, to Derivative Plaintiffs. Plaintiffs’ Counsel coordinated the review and evaluation of these documents. Pursuant to the Coordination Order, Plaintiffs’ Counsel were permitted Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 12 of 141

12 to attend and participate in depositions noticed by the lead plaintiff in the Securities Action and did attend and question twelve (12) deponents consisting of certain Mohawk directors, officers, and employees noticed by lead plaintiff in the Securities Action. Plaintiffs’ Counsel deposed the witnesses noticed regarding issues unique to the Derivative Actions. Discovery in four (4) related individual investor opt-out actions pending in the Superior Court of Fulton County, Business Case Division continued following the agreement in principle to settle the Securities Action. Because the allegations in the investor opt-out actions were substantively similar to those in the Derivative Actions, Plaintiffs’ Counsel also coordinated discovery with the parties to the investor opt-out actions, including participating in five (5) additional fact witness depositions noticed by plaintiffs in the investor opt-out actions on April 26 and 28, 2023, June 16 and 29, 2023, and August 4, 2023, respectively, during which Plaintiffs’ Counsel once again deposed the witnesses noticed regarding issues unique to the Derivative Actions. Meanwhile, following the settlement of the Securities Action, Derivative Plaintiffs continued conducting discovery in the Federal Derivative Action focused on issues unique to the Derivative Actions. On March 1, 2023, Federal Derivative Plaintiff served a First Request for Production of Documents to Defendants. Federal Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 13 of 141

13 Derivative Action, ECF No. 65. On March 8, 2023, Federal Derivative Plaintiff served a Second Set of Requests for Production of Documents and First Set of Interrogatories to Defendants. Federal Derivative Action, ECF No. 66. Defendants responded to these discovery requests on March 31, 2023, and April 10, 2023, respectively, and produced additional documents to Derivative Plaintiffs. Federal Derivative Action, ECF Nos. 67–69. On June 8, 2023, the Federal Parties filed a Joint Motion to Amend the Order for Case Schedule. Federal Derivative Action, ECF No. 71. On June 13, 2023, the Court entered a scheduling order granting the motion and requiring the filing of a scheduling order with proposed deadlines for further proceedings, to the extent necessary, in the Federal Derivative Action on or before August 31, 2023. Federal Derivative Action, ECF No. 72. On August 31, 2023, the Federal Parties filed a Joint Motion to Amend the Order for Case Schedule (Federal Derivative Action, ECF No. 75), which requested additional time to coordinate depositions scheduled through and including September 28, 2023. The Court granted in part and denied in part this motion on September 7, 2023, ordering the Federal Parties to submit a proposed schedule for further proceedings on October 12, 2023. Federal Derivative Action, ECF No. 76. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 14 of 141

14 On October 12, 2023, the Federal Parties filed a Joint Motion for Entry of Case Schedule and submitted competing proposals for the scheduling of remaining events in the Federal Derivative Action. Federal Derivative Action, ECF No. 77. On November 7, 2023, the Court granted in part and denied in part the motion, ordering, inter alia, that Federal Derivative Plaintiff file a Consolidated Amended Complaint by December 11, 2023, and that Defendants answer or otherwise respond to the Consolidated Amended Complaint by January 12, 2024. Federal Derivative Action, ECF No. 79. The Court later extended these deadlines to December 20, 2023, and February 9, 2024, respectively. Federal Derivative Action, ECF Nos. 81, 91. On December 20, 2023, Federal Derivative Plaintiff filed a Verified Consolidated Amended Complaint in the Federal Derivative Action under seal. Federal Derivative Action, ECF No. 84. The Verified Consolidated Amended Complaint contained 145-pages of detailed factual allegations which were informed by the coordinated factual investigation of the Derivative Plaintiffs, including their review and evaluation of confidential Section 220 materials and hundreds of thousands of pages of confidential discovery, and their participation in depositions. On February 9, 2024, Defendants filed their Motion to Dismiss the Verified Consolidated Complaint, arguing the Verified Consolidated Amended Complaint Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 15 of 141

15 failed to plead: (i) that any Mohawk directors that would have considered a shareholder demand (the “Demand Defendants”) received a material personal benefit from the alleged misconduct; (ii) that any of the Demand Defendants faced a substantial likelihood of liability; and (iii) that any of the Demand Defendants lacked independence from interested directors. Federal Derivative Action, ECF No. 92. On March 13, 2024, Federal Derivative Plaintiff filed his Opposition to Defendants’ Motion to Dismiss under seal, and argued therein, inter alia, that demand was excused because at least half of the Demand Defendants faced a substantial likelihood of liability and were therefore not disinterested. Federal Derivative Action, ECF No. 97. On April 19, 2024, Defendants filed their Reply in further support of their Motion to Dismiss. Federal Derivative Action, ECF No. 106. F. Settlement Negotiations In May 2022, Defendants invited the Derivative Plaintiffs to participate in a two-day in-person mediation to be conducted concurrently with, but separate from, a mediation in the Securities Action. The mediation, which was held on June 8 and 9, 2022 in New York City, was conducted by the Honorable Layn R. Phillips (Fmr.), a nationally recognized mediator with extensive experience mediating complex shareholder disputes similar to the Derivative Actions, and Clay Cogman, Esq., who Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 16 of 141

16 is also experienced in mediating complex shareholder disputes like the Derivative Actions, both of Phillips ADR Enterprises (the “Mediators”). Before the June 2022 mediation, Derivative Plaintiffs prepared and submitted a detailed 25-page joint mediation statement referencing dozens of documents culled from the approximately 438,992 pages of documents produced as of that date by Mohawk. Derivative Plaintiffs also presented a proposed remedial framework to guide further settlement discussions based on their assessment of damages and corporate governance and oversight practices they contend contributed to Mohawk’s alleged damages, including detailed proposed corporate governance reforms ascertained through rigorous examination of the best corporate governance practices relevant to Mohawk’s operations. Although the June 2022 mediation ended without a settlement, the Settling Parties continued to discuss settlement through and under the supervision of the Mediators for the next two years. The Settling Parties grappled with the substantive strengths and weaknesses of the Derivative Actions and discussed at length Derivative Plaintiffs’ proposed remedial framework, as well as the specific elements of Derivative Plaintiffs’ demands, and continued to obtain and exchange information and counterproposals. The Settling Parties engaged in months of verbal and written exchanges of information, argument, and written settlement proposals and counterproposals. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 17 of 141

17 On June 28, 2024, the Federal Parties notified the Court via e-mail that they “believe they have reached agreement on the structure of a settlement of the Derivative Action[s] but have several outstanding items to address before they are able to present it to the [C]ourt for approval” and requested that the Court hold any decision on the pending Motion to Dismiss in abeyance to allow the Settling Parties the opportunity to finalize their settlement discussions. Later that day, the Court entered an Order providing the Federal Parties with thirty (30) days to provide a motion for approval of a settlement or a status report regarding the status of the case. Federal Derivative Action, ECF No. 109. On July 29, 2024, the Federal Parties filed a Status Report informing the Court that they anticipated engaging in a mediation session to resolve outstanding issues regarding the proposed settlement and requested to provide either a proposed settlement agreement or subsequent status report for the Court’s review and approval on or before August 30, 2024. Federal Derivative Action, ECF No. 110. Thereafter, the Settling Parties reached an agreement in principle on the corporate governance reforms (“Reforms”), subject to Board review and approval. The Reforms serve as the substantive consideration for the Settlement (defined herein) and are incorporated herewith as Exhibit 1 to this Stipulation. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 18 of 141

18 Following an agreement in principle on the Reforms, the Settling Parties and Defendants’ insurers, each represented by counsel, commenced negotiations regarding the remaining issues, including a reasonable award of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in recognition of the substantial corporate benefits conferred upon Mohawk by the Settlement as a result of Plaintiffs’ Counsel’s efforts. These negotiations were facilitated and supervised by Mr. Cogman, who had been actively involved in overseeing the settlement negotiations. On August 29, 2024, the Settling Parties attended another in-person mediation in New York City facilitated and supervised by Mr. Cogman. Before the August 2024 mediation session, Derivative Plaintiffs submitted a detailed formal settlement demand regarding the remaining issues to be resolved, including a draft term sheet which memorialized the remaining settlement terms. On August 30, 2024, the Federal Parties filed a Joint Status Report informing the Court that the Settling Parties participated in a mediation on August 29, 2024, but were unable to resolve the outstanding issues regarding the proposed settlement. Federal Derivative Action, ECF No. 111. On September 3, 2024, the Court entered a Minute Order directing the Federal Parties to file either a proposed motion for settlement agreement or other case status report on or before September 30, 2024. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 19 of 141

19 Following the August 2024 mediation session, the Settling Parties were able to finalize the remaining terms of the Settlement which were memorialized in a consolidated term sheet executed on September 12, 2024 (the “Term Sheet”). Following further mediator-facilitated discussions, culminating in a double- blind mediator’s proposal from Mr. Cogman, on February 6, 2025, the Settling Parties agreed that, subject to Court approval, Defendants shall cause their insurers to pay attorneys’ fees and expenses to Plaintiffs’ Counsel in the total amount of $5,000,000, which shall be Plaintiffs’ Counsel’s sole entitlement to an award of fees and expenses in connection with the Derivative Actions (the “Fee and Expense Amount”). Thereafter, the Settling Parties finalized the formal operative terms of the Settlement as set forth in this Stipulation (the “Settlement”). II. DERIVATIVE PLAINTIFFS’ CLAIMS AND SETTLEMENT RECOMMENDATION Derivative Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit. Derivative Plaintiffs’ entry into this Stipulation and Settlement is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. Derivative Plaintiffs and Plaintiffs’ Counsel have, however, taken into account the substantial time, expense, and uncertainty inherent Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 20 of 141

20 in any attempt to improve upon the result through continued prosecution of the Derivative Actions through trial and any subsequent appeal, including problems of proof, challenges in overcoming the many unique defenses available to the Individual Defendants in derivative litigation, the Individual Defendants’ advancement and indemnification rights, and the difficulties of proving and collecting any potential damages awarded at trial. Derivative Plaintiffs and Plaintiffs’ Counsel are also mindful of the costs and disruption further litigation would impose upon Mohawk. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Mohawk and its shareholders, Derivative Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Mohawk and its shareholders by the Reforms reflected in Exhibit 1 hereto is fair, reasonable, and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Mohawk and its shareholders. Plaintiffs’ Counsel’s conclusion is based on extensive investigation and evaluation of the available public and non-public information. That investigation included compilation, review, and analysis of, inter alia: (i) Mohawk’s press releases Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 21 of 141

21 and recorded or transcribed public statements in connection with quarterly earnings releases, year-end results, annual shareholder meetings, and other meetings and communications with investors and analysts; (ii) Mohawk’s regulatory filings, including filings with the U.S. Securities and Exchange Commission (“SEC”); (iii) news and business media reports about Mohawk; (iv) investment and securities analysts’ reports and advisories; (v) internal Mohawk documents and other discovery in the above-captioned action and/or related actions, including review and evaluation of over 2,800 pages of documents obtained via shareholder demands pursuant to Section 220, as well as the targeted review and evaluation of over 760,000 pages of internal Mohawk corporate records produced in discovery; (vi) prepared for and participated in seventeen (17) depositions noticed by plaintiffs in the Securities Action and related investor opt-out actions; (vii) review and analysis of the deposition transcripts from the Securities Action and related investor opt-out actions; (viii) court filings in the Securities Action; and (ix) other publicly available information. Derivative Plaintiffs and Plaintiffs’ Counsel’s decision is further informed by their thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Derivative Plaintiffs and Plaintiffs’ Counsel’s Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 22 of 141

22 assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting pleadings and amended pleadings, preparing and submitting mediation statements and demands, and during the many months of substantive written and verbal exchanges with Defendants’ Counsel and the Mediators. Accordingly, Derivative Plaintiffs and Plaintiffs’ Counsel have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein. III. DEFENDANTS’ DENIALS AND RATIONALE FOR SETTLING Defendants have denied, and continue to deny, each and every claim and contention raised by the Derivative Plaintiffs and deny any and all allegations of fault, wrongdoing, liability, or damages whatsoever. Defendants expressly deny each and every claim by Derivative Plaintiffs, including, without limiting the foregoing, claims that they breached their fiduciary duties or any other duty owed to Mohawk or its shareholders, committed or engaged in any violation of law or wrongdoing whatsoever, or that Mohawk or its shareholders suffered any damages or other harm as a result of any act, omission, or conduct by the Individual Defendants alleged or that could have been alleged in the Derivative Actions. The Individual Defendants affirm that at all relevant times they acted properly, lawfully, Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 23 of 141

23 in good faith, in full accord with their fiduciary duties, and in a manner they reasonably believed to be in the best interests of Mohawk and its shareholders. Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred to in or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever. Defendants enter into this Settlement to eliminate the uncertainty, burden, and expense of further litigation, and have determined that it is desirable and beneficial that the Derivative Actions be settled in the manner and on the terms and conditions set forth in this Stipulation. IV. BOARD APPROVAL Mohawk’s Board, including each of its independent, non-defendant members, acting by unanimous resolution, has determined in an independent exercise of its business judgment that the Settlement confers substantial corporate benefits on Mohawk and its shareholders, and is, in all respects, fair, reasonable, and in the best interests of the Company and its shareholders. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 24 of 141

24 V. TERMS OF THE STIPULATION OF SETTLEMENT NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the Settling Parties, and subject to the approval of the Court, that the claims asserted in the Derivative Actions and the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below. 1. Definitions As used in this Stipulation, the following terms have the meanings specified below: 1.1 “Board” means the present and future Board of Directors of Mohawk. 1.2 “City of Southfield Action” refers to City of Southfield Fire & Police Retirement System v. Lorberbaum, et al., No. 21-cv-71519, Superior Court of Gordon County, Georgia. 1.3 “Corporate Governance Reforms” or “Reforms” means the measures set forth in Exhibit 1 attached hereto. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 25 of 141

25 1.4 “Court” means the United States District Court for the Northern District of Georgia. 1.5 “Current Mohawk Shareholder(s)” means any Person who are record or beneficial owners of Mohawk common stock as of the date of the execution of this Stipulation and who continue to hold their Mohawk common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Mohawk, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest. 1.6 “Defendants” means, collectively, nominal defendant Mohawk and the Individual Defendants. 1.7 “Defendants’ Counsel” means the counsel for Defendants listed on the pleadings and/or correspondence in the Derivative Actions or their successor(s). 1.8 “Delaware Chancery Action” refers to Taylor v. Lorberbaum, et al., No. 2022-0224-LWW, Delaware Chancery Court. 1.9 “Derivative Actions” means, collectively, the Federal Derivative Action, the Gordon County Actions, the Delaware Chancery Action, and the Litigation Demand. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 26 of 141

26 1.10 “Derivative Plaintiffs” means Tom Palmer, Terri Treibits, City of Southfield Fire & Police Retirement System, John E. Taylor, and shareholder Douglas Bailey. “Derivative Plaintiff” means, individually, any of the Derivative Plaintiffs. 1.11 “Effective Date” means the date by which the events and conditions specified in ¶ 6.1 of this Stipulation have been met and have occurred. 1.12 “Federal Derivative Action” means the above-captioned shareholder derivative action, titled In re Mohawk Industries, Inc. Derivative Litigation, No. 4:20-00110-ELR, in the U.S. District Court for the Northern District of Georgia, Rome Division. 1.13 “Fee and Expense Amount” means the agreed-to sum of five million dollars ($5,000,000) in attorneys’ fees and expenses, which Defendants shall cause their insurers to pay to Plaintiffs’ Counsel, as set out in ¶¶ 4.1 and 4.2 hereof, subject to approval by the Court, in full satisfaction of any and all claims for attorneys’ fees or expenses that have been, could be, or could have been asserted by Plaintiffs’ Counsel or any other counsel in connection with the derivative claims in the Derivative Actions. 1.14 “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 27 of 141

27 Exhibit 3 attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of service awards to Derivative Plaintiffs. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses or the payment of service awards to Derivative Plaintiffs shall not in any way delay or preclude the Judgment from becoming Final. 1.15 “Gordon County Actions” refers to Treibits v. Lorberbaum, et al., No. 21-cv-71127, Superior Court of Gordon County, Georgia, and City of Southfield Fire & Police Retirement System v. Lorberbaum, et al., No. 21-cv-71519, Superior Court of Gordon County, Georgia. 1.16 “Individual Defendants” means Jeffrey S. Lorberbaum, Brian Carson, Frank H. Boykin, Glenn R. Landau, Karen A. Smith Bogart, Filip Balcaen, Bruce C. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 28 of 141

28 Bruckmann, Joseph A. Onorato, William H. Runge III, W. Christopher Wellborn, Richard C. Ill, Frans De Cock, Paul De Cock, and Gary Lanser. 1.17 “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit 3. 1.18 “Litigation Demand” refers to the litigation demand sent by Douglas Bailey. 1.19 “Mohawk” or the “Company” means nominal defendant Mohawk Industries, Inc., a Delaware corporation, including, but not limited to, its affiliates, subsidiaries, predecessors, successors, parents, partners, joint ventures, divisions, and assigns. 1.20 “Notice” means the Notice of Proposed Settlement and of Settlement Hearing, substantially in the form attached hereto as Exhibit 2-A. 1.21 “Person” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity, and their spouses, heirs, predecessors, successors, representatives, or assignees. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 29 of 141

29 1.22 “Plaintiffs’ Counsel” means the counsel for Derivative Plaintiffs listed on the pleadings in the Derivative Actions and counsel for shareholder Douglas Bailey. 1.23 “Related Person(s)” means each of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, divisions, subsidiaries, officers, directors, shareholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns. 1.24 “Released Claims” means collectively all claims of Mohawk (including Unknown Claims), demands, debts, losses, damages, duties, rights, disputes, actions, causes of action, liabilities, obligations, judgments, suits, matters, controversies, proceedings, or issues, of any kind, nature, character, or description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary, or otherwise, and any and all fees, costs, Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 30 of 141

30 interest, expenses, or charges), whether known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, concealed or hidden, apparent or not apparent, accrued or unaccrued, matured or unmatured, liquidated or not liquidated, asserted or unasserted, at law or in equity, that have been asserted or could have been asserted against any Released Persons in the Derivative Actions, or in any other court, tribunal, forum, or proceeding, based upon, arising from, or related to the transactions or occurrences referenced in the Derivative Actions (including without limitations claims of fraud, breach of any duty, negligence, gross negligence, mismanagement, gross mismanagement, corporate waste, abuse of control, unjust enrichment, disgorgement, recoupment, contribution, indemnification, and violations of federal securities laws, and arising under United States federal, state or local law, foreign law, common law, statutory law, administrative law, rule, regulation, or at equity). 1.25 “Released Persons” means collectively, Mohawk, the Individual Defendants, and their respective Related Persons. “Released Person” means, individually, any of the Released Persons. 1.26 “Releasing Parties” means Derivative Plaintiffs, all other Current Mohawk Shareholders, Plaintiffs’ Counsel, and Mohawk. “Releasing Party” means, individually, any of the Releasing Parties. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 31 of 141

31 1.27 “Securities Action” means the securities class action titled Public Employees’ Retirement System of Mississippi v. Mohawk Industries, et al., No. 4:20- cv-00005-ELR, in the U.S. District Court for the Northern District of Georgia. 1.28 “Settlement” means the agreement, terms, and conditions contained in this Stipulation, dated February 28, 2025, and its exhibits. 1.29 “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement and determine: (i) whether to enter Judgment; and (ii) any other matters before the Court, at the Court’s discretion. 1.30 “Settling Parties” or “Parties” means, collectively, Derivative Plaintiffs and Defendants. “Settling Party” or “Party” means, individually, any of the Settling Parties. 1.31 “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions, substantially in the form attached hereto as Exhibit 2-B. 1.32 “Treibits Action” refers to Treibits v. Lorberbaum, et al., No. 21-cv- 71127, Superior Court of Gordon County, Georgia. 1.33 “Unknown Claims” means any Released Claim(s) that Derivative Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 32 of 141

32 the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code Section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Upon the Effective Date, Derivative Plaintiffs and Defendants shall expressly waive, and each Current Mohawk Shareholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. Derivative Plaintiffs, Defendants, or Current Mohawk Shareholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each plaintiff and defendant shall expressly settle and Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 33 of 141

33 release, and each Current Mohawk Shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Current Mohawk Shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part. 2. Terms of the Settlement 2.1 The Company has adopted and implemented or will adopt and implement within seventy-five (75) days of issuance of final approval the Corporate Governance Reforms, detailed in Exhibit 1 hereto, to remain in effect for no less than five (5) years (the “Commitment Term”), subject to modifications required by applicable law, regulation, or fiduciary duty. T he Company acknowledges and agrees that the pendency, prosecution, and settlement of the Derivative Actions and the litigation efforts of Derivative Plaintiffs and Plaintiffs’ Counsel were a material Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 34 of 141

34 and substantial cause of the benefits described herein and in Exhibit 1 hereto. Further, the Mohawk Board shall ensure adequate funding to support implementation and maintenance of the Reforms, as necessary. 3. Approval and Notice 3.1 Promptly after execution of this Stipulation, Plaintiffs’ Counsel shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of an order substantially in the form of Exhibit 2 attached hereto (the “Preliminary Approval Order”), requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Mohawk Shareholders; and (iii) a date for the Settlement Hearing. 3.2 Notice of the Settlement to Current Mohawk Shareholders shall consist of the Notice of Proposed Settlement and of Settlement Hearing (the “Notice”), which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit 2-A, as well as the Summary Notice, substantially in the form attached hereto as Exhibit 2-B. 3.3 Within ten (10) business days after the entry of the Preliminary Approval Order, Mohawk shall cause: (i) the publication of the Summary Notice Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 35 of 141

35 once in Investor’s Business Daily, www.investors.com, or similar publication; (ii) the filing of an SEC Current Report on Form 8-K by the Company, attaching the Notice and the Stipulation along with its exhibits; and (iii) the posting of the SEC Form 8-K with attachments on the “Investor Relations” portion of the Company’s website until the judgment becomes final. Defendants shall pay for all costs associated with this notice program or any other form and manner of notice required by the Court. The Settling Parties agree that the content and manner of notice set forth herein constitutes adequate and reasonable notice to Current Mohawk Shareholders under applicable law and consistent with due process standards. At least ten (10) calendar days before the Settlement Hearing, Defendants’ Counsel shall file with the Court a declaration confirming the effectuation of the notice program as ordered by the Court. 3.4 Promptly after execution of this Stipulation, the parties to the Derivative Actions, respectively, shall request that proceedings in their respective actions be stayed, except for the obligations provided for in this Stipulation. 3.5 Pending the Court’s determination as to final approval of the Settlement, Derivative Plaintiffs and all Mohawk shareholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 36 of 141

36 the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons. 3.6 The Settlement Hearing shall be held at least 60 calendar days after the Notice described in ¶¶ 3.2 and 3.3 above is given. 4. Attorneys’ Fees and Litigation Expenses 4.1 The Settling Parties agree that Plaintiffs’ Counsel are entitled to an award of reasonable attorneys’ fees and expenses based upon the substantial benefits conferred upon the Company and Current Mohawk Shareholders by the Settlement. After execution of the Term Sheet embodying the principal terms of the Settlement, counsel for the Settling Parties, with the substantial assistance of the Mediators, negotiated the Fee and Expense Amount. As a result of these negotiations, the Settling Parties accepted a mediator’s proposal on a double-blind basis whereby the Defendants agreed to cause their insurers to pay Plaintiffs’ Counsel the Fee and Expense Amount of $5,000,000 (subject to Court approval). 4.2 Defendants shall cause their insurers to pay the Fee and Expense Amount into an account controlled by Johnson Fistel, LLP within thirty (30) calendar days of (i) the entry of the Preliminary Approval Order, as defined in ¶ 3.1 herein, and (ii) the date on which sufficient written payment instructions and a W-9 are provided to Defendants’ Counsel (whichever is later). The Fee and Expense Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 37 of 141

37 Amount shall be immediately releasable upon entry of the Judgment and order approving the Fee and Expense Amount, notwithstanding any collateral attacks on any aspect of the Settlement, including without limitation, any objections or appeals. In the event the Settlement is not approved, or is terminated, cancelled, or fails to become effective for any reason, including, without limitation, in the event the order and final judgment is reversed or vacated, within ten (10) business days after written notification is sent by Defendants’ Counsel, Plaintiffs’ Counsel shall refund the Fee and Expense Amount by wire transfer in accordance with the instructions to be provided by Defendants’ Counsel. Neither Mohawk nor any other Released Persons shall have any obligations with respect to Plaintiffs’ Counsel’s fees and/or expenses beyond the Fee and Expense Amount. 4.3 Plaintiffs’ Counsel agree that any disputes among them regarding the allocation of the Fee and Expense Amount shall be mediated, and, if necessary, finally decided and resolved by Mr. Cogman on the terms and conditions set forth by Mr. Cogman. The fees and costs associated with such mediation shall be borne solely by Plaintiffs’ Counsel and shall be allocated by agreement or as finally determined by Mr. Cogman. The Released Persons shall have no responsibility for or liability whatsoever with respect to any allocation of the Fee and Expense Amount Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 38 of 141

38 among Plaintiffs’ Counsel. Any dispute regarding any allocation of the Fee and Expense Amount among Plaintiffs’ Counsel shall have no effect on the Settlement. 4.4 Neither an award of attorneys’ fees and litigation expenses to Plaintiffs’ Counsel nor the payment of service awards to Derivative Plaintiffs is a necessary term of this Stipulation and are not a condition of the Settlement embodied herein. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of the consideration of any award of attorneys’ fees and litigation expenses or any service awards to Derivative Plaintiffs, and the failure of the Court to approve any requested award of attorneys’ fees and litigation expenses or any service awards to Derivative Plaintiffs, in whole or in part, shall have no effect on the Settlement. Neither Derivative Plaintiffs nor Plaintiffs’ Counsel may cancel or terminate the Settlement based on this Court’s or any appellate court’s ruling with respect to attorneys’ fees and litigation expenses. 4.5 The Settling Parties agree that Plaintiffs’ Counsel may seek service awards for Derivative Plaintiffs, not to exceed $2,000 per Derivative Plaintiff, to be paid out of the Fee and Expense Amount, subject to approval by the Court. The approval of the Settlement is not conditioned upon the Court’s approval of any requested service awards. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 39 of 141

39 5. Releases 5.1 Upon the Effective Date, the Releasing Parties (on behalf of themselves and derivatively on behalf of Mohawk) shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims, including both known and Unknown Claims, against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Actions against the Released Persons. The Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims, including both known and Unknown Claims, against any of the Released Persons. Upon final approval of the Settlement, the Releasing Parties shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release. 5.2 Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Derivative Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 40 of 141

40 and Current Mohawk Shareholders and their Related Persons from all claims and causes of action of every nature and description, including both known and Unknown Claims, whether arising under federal, state, common or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the Released Claims. 5.3 Notwithstanding ¶¶ 5.1 through 5.2 above, nothing in the Stipulation or the Judgment shall provide a release of any claims to enforce this Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Judgment. In addition, nothing in ¶¶ 5.1 through 5.2 above is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Georgia law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings. 6. Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination 6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events: a. Court approval of the Settlement and approval of the content and method of providing notice of the proposed Settlement to Current Mohawk Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 41 of 141

41 Shareholders, and the subsequent dissemination of the notice to Current Mohawk Shareholders; b. Court entry of the Judgment, in all material respects in the form set forth as Exhibit 3 annexed hereto, approving the Settlement and dismissing the Federal Derivative Action with prejudice, without awarding costs to any party, except as provided herein; and c. the passing of the date upon which the Judgment becomes Final. 6.2 If any of the conditions specified in ¶ 6.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph ¶ 6.3 unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation. Notwithstanding anything herein to the contrary, neither Derivative Plaintiffs nor Plaintiffs’ Counsel may cancel or terminate the Settlement based on this Court’s or any appellate court’s ruling with respect to attorneys’ fees and litigation expenses, any requested service awards, and any order or proceeding relating to, or any appeal from any order relating thereto (or reversal or modification thereof), shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment. 6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated, or fails to become Final in Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 42 of 141

42 accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Actions that existed immediately prior to the date of execution of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; and (c) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose. 6.4 Within seven (7) days of the entry of the Judgment, Plaintiffs’ Counsel will file appropriate papers in the Derivative Actions to effectuate the dismissal with prejudice of the Derivative Actions and counsel for Bailey will withdraw the Litigation Demand. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 43 of 141

43 7. Bankruptcy 7.1 In the event any proceedings by or on behalf of Mohawk, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their commercially reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Stipulation and Court approval of the Settlement in a timely and expeditious manner. By way of example only, the Settling Parties agree to cooperate in making applications and motions to the bankruptcy court, including, for relief from any stay, approval of the Settlement, authority to release funds, authority to release claims and indemnify officers and directors, and authority for the Court to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Settlement. 7.2 If any Bankruptcy Proceedings by or on behalf of Mohawk are initiated prior to the Court’s entry of an order approving the Fee and Expense Amount, the Settling Parties agree to seek an order from the bankruptcy court presiding over such Bankruptcy Proceedings: (i) either lifting the automatic stay for the limited purpose of authorizing payment of the Fee and Expense Amount, or finding that payment of the amount of the Fee and Expense Amount by Mohawk’s insurer(s) does not violate Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 44 of 141

44 the automatic stay; and (ii) finding that the payment of the Fee and Expense Amount by Mohawk’s insurer(s) does not constitute utilization of estate proceeds and/or a preference, voidable transfer, fraudulent transfer, or similar transaction. In addition, in the event of any Bankruptcy Proceedings by or on behalf of Mohawk, the Settling Parties agree that all dates and deadlines in the Derivative Actions, if any, will be extended for such periods of time as necessary for the Settling Parties to use their commercially reasonable best efforts to attempt to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Settlement. 8. Miscellaneous Provisions 8.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation. 8.2 Any planned, proposed, or actual sale, merger, or change-in-control of Mohawk shall not void this Stipulation. The Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Mohawk, the Settling Parties shall Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 45 of 141

45 continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation. 8.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure and all other similar laws and/or rules governing professional conduct. 8.4 Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing, liability, or damages against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Actions. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Actions, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 46 of 141

46 have been or might have been alleged or asserted in the Derivative Actions or with respect to any of the claims settled in the Derivative Actions, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. 8.5 This Stipulation may be modified or amended only by a writing signed by the signatories hereto. 8.6 This Stipulation shall be deemed drafted equally by all Settling Parties. 8.7 No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. 8.8 Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so. 8.9 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 47 of 141

47 8.10 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions. 8.11 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail. 8.12 This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument. 8.13 This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Georgia, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Georgia without giving effect to that State’s choice of law principles. 8.14 Any disputes concerning the Stipulation or other settlement documentation will be mediated by the Mediators. Costs and fees incurred in the course of the dispute resolution process pursuant to this Section shall be borne by Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 48 of 141

48 the parties involved in the dispute submitted to the Mediators in accordance with the terms of the Term Sheet. 8.15 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court’s Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement. 8.16 All designations and agreements made and orders entered during the course of the Derivative Actions relating to the confidentiality of documents or information shall survive this Settlement. 8.17 Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection. IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 49 of 141

49 Dated: February 28, 2025 JOHNSON FISTEL LLP Michael I. Fistel, Jr. Georgia Bar No.: 364698 William W. Stone Georgia Bar No.: 273907 40 Powder Springs Street Marietta, GA 30064 Telephone: (470) 632-6000 Facsimile: (770) 200-3101 Email: michaelf@johnsonfistel.com williams@johnsonfistel.com BRAGAR EAGEL & SQUIRE, P.C. Melissa A. Fortunato Marion C. Passmore 101 California Street, Suite 2710 San Francisco, CA 94111 Telephone: (415) 365-7149 Email: fortunato@bespc.com passmore@bespc.com Co-Lead Counsel in the Federal Derivative Action Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 50 of 141

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51 VANOVERBEKE, MICHAUD & TIMMONY, P.C. Thomas C. Michaud 79 Alfred Street Detroit, MI 48201 Telephone: (313) 578-1200 Facsimile: (313) 578-1201 Email: tmichaud@vmtlaw.com Counsel in the Gordon County Actions and for City of Southfield Dated: February 28, 2025 SHUMAN, GLENN & STECKER Brett D. Stecker 326 W. Lancaster Ave. Ardmore, PA 19003 Telephone: (303) 861-3003 Email: brett@shumanlawfirm.com SHUMAN, GLENN & STECKER Rusty E. Glenn 600 17th Street, Suite 2800 South Denver, CO 80202 Telephone: (303) 861-3003 EVANGELISTA WORLEY LLC James M. Evangelista 500 Sugar Mill Road Suite 245A Atlanta, GA 30350 Telephone: (404) 205-8400 Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 52 of 141

52 KASKELA LAW LLC Seamus Kaskela 18 Campus Blvd., Suite 100 Newtown Square, PA 19073 Telephone: (888) 715-1740 Counsel in the Gordon County Actions and for Terri Treibits Dated: February 28, 2025 RIGRODSKY LAW, P.A. Timothy MacFall 300 Delaware Avenue, Suite 210 Wilmington, DE 19801 Telephone: (302) 295-5310 Email: tjm@rl-legal.com Counsel in the Delaware Chancery Action Dated: February 28, 2025 POMERANTZ LLP Gustavo F. Bruckner Samuel J. Adams 600 Third Avenue New York, NY 10016 Telephone: (212) 661-1100 Facsimile: (917) 463-1044 Email: gfbruckner@pomlaw.com sjadams@pomlaw.com Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 53 of 141

53 HOLZER & HOLZER, LLC Corey D. Holzer Marshall P. Dees 211 Perimeter Center Parkway Suite 1010 Atlanta, GA 30346 Telephone: (770) 392-0090 Facsimile: (770) 392-0029 Email: cholzer@holzerlaw.com mdees@holzerlaw.com Counsel for Demand Stockholder Douglas Bailey Dated: February 28, 2025 ALSTON & BIRD Robert R. Long Georgia Bar No. 141546 Elizabeth Gingold Clark Georgia Bar No. 917979 Courtney E. Quirós Georgia Bar No. 527069 1201 West Peachtree Street Atlanta, GA 30309-3424 Telephone: (404) 881-7000 Facsimile: (404) 881-7777 Email: robert.long@alston.com elizabeth.clark@alston.com courtney.quiros@alston.com Counsel for Defendants Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 54 of 141

EXHIBIT 1 Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 55 of 141

2 Corporate Governance Reforms The Company has made and/or will be making the below corporate governance reforms within seventy-five (75) days of issuance of final approval to remain in effect for no less than five (5) years (the “Commitment Term”), subject to modifications required by applicable law, regulation, or fiduciary duty. In addition, the Company will acknowledge and agree that the pendency, prosecution, and settlement of the Derivative Actions and the litigation efforts of Derivative Plaintiffs and their counsel were a material and substantial cause of the benefits described herein. I. Funding of the Proposed Reforms The Mohawk Board of Directors (the “Board”) shall ensure adequate funding to support implementation and maintenance of the below proposed reforms, as necessary. II. Risk Management Policy, Whistleblower Policy, and Oversight of Policy Compliance by the Board The Company shall adopt a written “Risk Management Policy” substantially in the form attached hereto as Exhibit A to enhance its efforts to identify, assess, and manage risk exposures it faces as a complex, publicly traded company conducting business in the United States and internationally. The Risk Management Policy will set forth guidelines for oversight of Mohawk’s compliance with all applicable laws and regulations and related internal controls. With the assistance of the Mohawk General Counsel and the Mohawk Vice President, Internal Audit (“VP Internal Audit”), the Audit Committee of the Mohawk Board (the “Audit Committee”) shall oversee implementation of and adherence to the practices detailed in the Risk Management Policy. Among other things, the Risk Management Policy will provide for both an annual fraud risk assessment and an annual enterprise risk assessment (the “Annual Risk Assessment”), both of which will be performed with input from at least one independent advisor. The results of the Annual Risk Assessment shall be presented to the Audit Committee at least once a year, and changes to Mohawk’s policies and internal controls shall be implemented as necessary. The Risk Management Policy will also set forth a process whereby the Audit Committee shall keep the Board apprised of the material findings related to the Annual Risk Assessment, including any conclusions and recommendations arising therefrom. The Risk Management Policy shall govern the maintenance and oversight of Mohawk’s whistleblower policies and procedures (the “Whistleblower Policy”). The Whistleblower Policy will allow for anonymous reporting channels for employees and/or third parties to report concerns regarding, among other things, public disclosures, internal controls, audits, financial reporting, legal compliance, and unethical business or personal conduct. The Whistleblower Policy will include provisions regarding non-retaliation for reporting suspected violations in good faith consistent with those described in Mohawk’s Standards of Conduct and Business Ethics. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 56 of 141

3 Pursuant to the Whistleblower Policy, contact information for the whistleblower hotline phone number, email, and online portal shall be conspicuously posted by Mohawk on its website, internal intranet, and elsewhere such that the hotline phone number, email, and online portal are available to employees, customers, vendors, and third parties. Information regarding access to the whistleblower hotline phone number, email, and/or online portal shall be available in languages other than English where appropriate, and the Whistleblower Policy shall mandate compliance with the EU Whistleblowing Directive. The Whistleblower Policy shall provide that any whistleblower reports be immediately directed to the VP Internal Audit and/or the General Counsel or his/her designee for prompt review and follow-up. At least once quarterly, all outstanding whistleblower reports shall be addressed and resolved. The Whistleblower Policy shall require that the VP Internal Audit provide the Audit Committee a summary of any material whistleblower reports at each regular Audit Committee meeting. III. Management-Level Disclosure Review Policy and Committee The Company shall adopt a written “Disclosure Review Policy” memorializing Mohawk’s existing Disclosure Committee’s1 efforts to ensure that all public disclosures made by the Company are (i) accurate, complete, and timely, (ii) fairly present, in all material respects, the Company’s financial condition, results of operations, and cash flows, and (iii) meet any other legal, regulatory, or stock exchange requirements. Pursuant to the Disclosure Review Policy, before the preparation of each quarterly and annual U.S. Securities and Exchange Commission (“SEC”) filing (the “Periodic Reports”), the Disclosure Committee leadership will meet to: a. Assign drafting and review responsibilities for each section of the Periodic Reports. The Corporate Controller and staff will be generally responsible for preparing Periodic Reports; 1 Mohawk’s management-level Disclosure Committee will be co-chaired by Mohawk’s General Counsel and Corporate Controller, and members include Mohawk’s Treasurer, Assistant Controller, representatives from Mohawk’s legal department, internal audit, and tax, as well as the chief financial officers for Mohawk business units, including Flooring North America, Global Ceramic, and Flooring Rest of World. The Disclosure Committee meets as frequently and as formally or informally as circumstances dictate to (i) ensure the accuracy, completeness, and timeliness of the Company’s public disclosures, and (ii) evaluate appropriate disclosure procedures. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 57 of 141

4 b. Identify any areas of particular risk and sensitivity that require special care; and c. Establish a timeline that provides sufficient time for the disclosure to be properly prepared. The Disclosure Committee and other appropriate parties designated by the Disclosure Committee will review the Periodic Reports. Disclosure Committee leadership will also meet with Mohawk’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) prior to an earnings announcement or a Periodic Report or Registration Statement, and during which meeting: a. Disclosure Committee leadership can ask questions of and inform the CEO and CFO regarding the Disclosure Committee’s discussion and recommendations; b. Disclosure Committee leadership can review and address questions raised in the management representation letter or any other questions; c. Disclosure Committee leadership, the CEO, and the CFO can discuss significant developments and trends in Mohawk’s business during the quarter; d. Disclosure Committee leadership can review procedures undertaken in preparation for filing Periodic Reports or Registration Statements; and e. Disclosure Committee leadership can review key or significant accounting methods used, alternative methods, and the impact on the Company’s financial statements if alternative methods have been followed. The Disclosure Review Policy shall provide that the Disclosure Committee also specifically consider material information concerning environmental, social, and governance (“ESG”) matters relevant to the Company’s business and operations. IV. Accounting and Controllership Policies, Procedures, and Financial Reporting Guidelines The Company shall maintain the duties and responsibilities of the accounting and controllership departments as follows: The Corporate Controller shall provide monthly updates to the CEO, Chief Operating Officer (“COO”) & CFO on consolidated financial performance vs the prior year, forecast and incentive goals, and make recommendations on external guidance via the forecast process. The Corporate Controller shall also prepare and deliver quarterly reports to the Audit Committee comprised of financial results, findings for annual valuation, and outcome of quarterly reviews. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 58 of 141

5 The Company shall maintain accounting policies and procedures ensuring compliance with Generally Accepted Accounting Principles (“GAAP”), SEC, and other reporting requirements, and make these readily available to all finance and accounting personnel, including the CFO. Updates to any such policies and procedures shall be made periodically, as necessary, and promptly communicated to all finance and accounting personnel by the Vice President Corporate Accounting, Assistant Controller, or his/her designee. In addition, the Company shall prepare quarterly financial reporting checklists. These checklists shall be reviewed at least annually by Mohawk’s corporate accounting team and updated as needed. The Company shall retain, when necessary, independent advisors, accountants, or other experts to advise on any updates, trends, and/or pronouncements related to GAAP, SEC, Financial Accounting Standards Board, and/or Public Accounting Oversight Board rules, standards, or regulations. The VP Internal Audit, Chief Accounting Officer, or their designee(s) shall coordinate training related to any such updates or trends. V. The Duties and Responsibilities of the Audit Committee The Audit Committee Charter was amended and restated in November 2023 and provides that the Audit Committee shall, among other things: 1. appoint, retain, and, where appropriate, replace an independent registered public accounting firm to act as the Company’s independent auditors for the purpose of auditing the Company’s annual financial statements and internal controls over financial reporting. The independent auditors shall report directly to the Committee and are ultimately accountable to the Committee and the Board; 2. review with management and the Company’s independent auditors any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative GAAP methods, and the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements; 3. discuss and review the guidelines and policies related to risk assessment and risk management. This shall include periodic discussion and review of the following, without limitation: (1) risk assessments from management with respect to the Company’s major financial exposures and the steps management has taken to monitor and control such exposures; (2) risk assessments from management with respect to data protection and cybersecurity matters, including assessments of the overall threat landscape, steps management has taken to monitor or mitigate its risk exposure, and related strategies and Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 59 of 141

6 investments; and (3) risk assessments related to sustainability and climate- related risks, to the extent such matters are not within the purview of discussion by the Nominating and Corporate Governance Committee; 4. be empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee has the authority to retain at Company expense outside legal, accounting, or other advisors to advise the Committee and to determine and recommend funding for payment of ordinary administrative expenses necessary and appropriate in carrying out the Committee’s duties; and 5. recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10- K, and prepare the audit committee report for inclusion in the Company’s proxy statement for the annual meeting of stockholders, in accordance with applicable rules and regulations. VI. Board Composition On August 21, 2023, the Company adopted the Board of Directors Selection Policy, attached here as Exhibit B. The Policy demonstrates the Company’s commitment to the importance of a strong Board with diverse backgrounds and experiences that align with the present and future needs of the business. The Policy also requires that the Nominating and Corporate Governance Committee continue its practice of identifying diverse candidates, including all aspects of diversity and inclusion, in each Board member search that it conducts. VII. Lead Independent Director In February 2023, the Company amended Mohawk’s Corporate Governance Guidelines to add the below provision regarding the election of a Lead Independent Director of the Board: If the Chair is not an independent director, the Board, after considering the recommendation of the Nominating and Corporate Governance Committee, annually shall elect an independent director to serve as Lead Independent Director. The Lead Independent Director shall be elected by the independent directors and shall serve a term of one year. The Lead Independent Director is responsible for the management, development and effective functioning of the Board and provides leadership in every aspect of its work. The Lead Independent Director acts in an advisory capacity to the Chair and/or CEO, as applicable, and to Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 60 of 141

7 management in matters concerning the interests of the Company and the Board and relationships between management and the Board. Specific responsibilities of the Lead Independent Director shall include: i. Preside at meetings of the Board at which the Chair is not present. ii. Preside at all executive sessions of the non-management directors. Meet separately with the Chair after executive sessions to review matters discussed during the executive sessions. iii. Facilitate communication on Board-related issues between the Chair and the independent directors. Each director, however, is free to communicate directly with the Chair. iv. Facilitate communication between the Board and management. v. Authority to call meetings of independent directors. vi. Suggest agenda items for meetings of the Board. vii. Review and approve the schedule for regular and special Board meetings and meetings of the non-management directors, and suggest agenda items for such meetings based on input from directors. viii. Review the schedule for meetings of the Board to help assure that there is sufficient time allocated for discussion of all agenda items and related decision-making. ix. Along with the Nominating and Corporate Governance Committee, ensure proper committee structure, including assignments of members and committee chairs. x. Lead the annual performance review of the CEO in conjunction with the Chair of the Compensation Committee. xi. Lead the Board’s annual self-assessment. xii. Act as a resource for, and counsel to, the Chair. xiii. Perform and carry out such other duties as requested or assigned by the CEO and Board as a whole, depending on needs and circumstances. VIII. Membership on Other Boards The Company’s Corporate Governance Guidelines shall require that members of the Board who are executive officers of publicly traded companies not serve on more than Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 61 of 141

8 two public company boards (inclusive of the Board) and other directors should not serve on more than four public company boards (inclusive of the Board). Prior to accepting an invitation to serve on another public company board of directors or committee of such board, directors should advise the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee. IX. Compliance Reforms The Mohawk General Counsel and the VP Internal Audit shall work with the Audit Committee to evaluate and define the goals of the Company’s ethics and compliance program in light of any trends and/or changes in laws that could affect the Company. The General Counsel or his/her designee shall work with the Audit Committee to evaluate the adequacy of the Company’s internal controls over legal-regulatory compliance, engaging outside counsel as needed, and periodically developing proposals for strengthening these controls for the Board’s consideration as appropriate. The General Counsel or his/her designee shall also oversee employee training in risk assessment and compliance for employees involved in the Company’s legal and audit functions. The VP Internal Audit or his/her designee shall advise the Audit Committee and, as needed, serve as a liaison between management and the Audit Committee. In this role, the VP Internal Audit or his/her designee shall confer with the chairman of the Audit Committee at least once prior to each Quarterly Audit Review to support the Audit Committee’s work to ensure the accuracy, completeness, and timeliness of all disclosures in the Company’s quarterly and annual reports filed on Forms 10-Q and 10-K and related materials. The VP Internal Audit shall prepare written reports as necessary with recommendations for enhancements or improvements to processes, policies, systems training, and internal controls for consideration by CFO and/or Audit Committee. To further aid the Audit Committee, the Company shall retain independent third- party advisors annually to assist with the items identified in this section. X. Insider Trading Policy The Company shall formalize a written “Insider Trading Policy” setting forth the insider trading restrictions for Mohawk employees, officers, and directors. Pursuant to this Insider Trading Policy, to ensure compliance with requirements of Section 16 of the Securities Exchange Act of 1934, each officer and director is required to confer with the General Counsel before purchasing, selling, gifting, or otherwise transacting in any Company securities (including options or derivative securities). The Insider Trading Policy shall likewise provide that any violation of the policies described therein will result in serious disciplinary action, including possible termination. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 62 of 141

9 The Company shall publish this Insider Trading Policy to the “Corporate Governance” page of the Mohawk website and make the Insider Trading Policy readily available to all Company employees. The Insider Trading Policy is attached hereto as Exhibit C. XI. Mohawk’s Standards of Conduct and Business Ethics Mohawk’s Standard of Conduct and Ethics for Employees, Officers, and Directors of Mohawk Industries, Inc. (the “Code”), as revised in May 2023, incorporates and shall maintain the following principles: (i) the Company requires honest and ethical conduct from all of its employees, including Senior Financial Officers (as defined therein); (ii) the Code (as defined therein) sets forth principles the Senior Financial Officers should adhere to and promote; and (iii) violations of the Code by employees, including Senior Financial Officers, may result in censure, termination, or other disciplinary action. XII. Director Independence The Company’s Corporate Governance Guidelines shall maintain the requirement that a majority of the members of the Board be “independent” directors, as defined by the New York Stock Exchange. If at any time the Board composition changes such that fewer than the majority of the members of the Board are independent under the New York Stock Exchange definition, reasonable efforts shall be made to restore the independence of a majority of the Board’s membership as soon as practicable. XIII. Board Self Evaluation In February 2023, the Company amended Mohawk’s Corporate Governance Guidelines to require (i) the Board and each committee to conduct an annual self- evaluation of the Board and each committee to assess the Board’s and each committee’s structure and procedures and the effectiveness of the Board and each committee; and (ii) each director to conduct an individual self-evaluation evaluating his or her experiences as they impact the full Board. In addition, in February 2023, the Company amended the Nominating and Corporate Governance Committee Charter to add, among other things, the below provision regarding the Committee’s annual evaluation of the Board’s performance: The Nominating and Corporate Governance Committee’s evaluation of the Board should assess the Board’s contribution as a whole and should identify areas for improvement. In connection with the Board’s self- evaluation, the Committee shall obtain comments regarding the Board’s performance from all directors, as well as individual self-evaluations from each director evaluating his or her experiences as they impact the full Board, and shall report to the Board with an assessment of the Board’s performance. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 63 of 141

10 XIV. Board Access to Independent Advisors The Company amended Mohawk’s Corporate Governance Guidelines to specifically address Board and Committee access to independent legal, financial, or other independent consultants or advisors accordingly: The Board or any Committee may retain, at such times and on such terms as the Board or Committee determines in its sole discretion and at the Company’s expense, independent legal financial or other independent consultants or advisors, to advise and assist the Board or Committee in discharging its responsibilities. XV. Incentive Compensation Recovery Policy In November 2023, the Board adopted the Incentive Compensation Recovery Policy attached hereto as Exhibit D. The Compensation Committee shall have full authority to interpret and enforce this Policy to the fullest extent permitted by law. Any determination by the Compensation Committee or the Board with respect to this Policy shall be final, conclusive, and binding on all interested parties. The Company shall publish this Incentive Compensation Recovery Policy to the “Corporate Governance” page of the Mohawk website and make the Policy readily available to all Company employees. The Company shall require each Executive Officer (as defined in the Policy) to sign the Acknowledgment of Incentive Compensation Recovery Policy attached to the Policy as Appendix B. The signed Acknowledgments will be maintained on file by the General Counsel and/or his/her designee in the Mohawk legal department. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 64 of 141

{00650605;1 } EXHIBIT 1-A Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 65 of 141

1 MOHAWK INDUSTRIES, INC. RISK MANAGEMENT POLICY The Risk Management Policy has been developed to assist in establishing and maintaining an effective risk management objective and framework for the Company. With the assistance of the Mohawk General Counsel and the Mohawk Vice President, Internal Audit (“VP Internal Audit”), the Audit Committee of the Mohawk Board of Directors (the “Audit Committee”) shall oversee implementation of and adherence to the Risk Management Policy. a. Annual Risk Assessment Mohawk will perform both an annual fraud risk assessment and an annual enterprise risk assessment (the “Annual Risk Assessment”). The annual fraud risk assessment process will seek to identify potential fraud risks to the Company, analyze those risks, and develop an action plan for mitigating or controlling those fraud risks. Fraud risk areas to be analyzed may include asset misappropriation, financial reporting, regulatory compliance areas, and illegal acts. The annual enterprise risk assessment process will seek to identify potential risks that could hinder achievement of the Company’s strategic objectives and will support strategic planning and informed decision-making on risks for each operational area of the Company. The Annual Risk Assessment will be performed with input from at least one independent advisor. The results of the Annual Risk Assessment shall be presented to the Audit Committee at least once per year, and changes to Mohawk’s policies and internal controls shall be implemented as necessary. The Audit Committee shall keep the Board apprised of the material findings related to the Annual Risk Assessment, including any conclusions and recommendations arising therefrom. b. Oversight of the Standards of Conduct and Ethics for Employees, Officers and Directors of Mohawk Industries, Inc. As part of the Company’s Annual Risk Assessment, the Audit Committee, General Counsel, and VP Internal Audit, shall oversee the maintenance of the Company’s whistleblower policies and procedures, including but not limited to what is set forth in the Standard of Conduct and Ethics for Employees, Officers, and Directors of Mohawk Industries, Inc. c. Whistleblower Policy The Company shall provide anonymous reporting channels for employees and/or third parties to report concerns regarding, among other things, public disclosures, internal controls, audits, financial reporting, legal compliance, and unethical business or personal conduct. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 66 of 141

2 Anonymous reports can be made through the Corporate Hotline by emailing ethics_hotline@mohawkind.com, calling (706) 624-2004 or toll free at (888) 566-4295, and/or accessing the Mohawk Ethics Hotline Website which is available on the employee intranet. Contact information for the whistleblower hotline phone number, email, and online portal shall be conspicuously posted by Mohawk on its website, internal intranet, and elsewhere such that the hotline phone number, email, and online portal are available to employees, customers, vendors, and third parties. Information regarding access to the whistleblower hotline phone number, email, and/or online portal shall be available in languages other than English where appropriate. Any whistleblower reports shall be immediately directed to the VP Internal Audit and/or the General Counsel or his/her designee or for prompt review and follow-up. Mohawk will continue to strive to create an environment where employees feel free to call attention to legal or policy violations. The Company will investigate reported concerns impartially and will not permit retaliation for reporting suspected violations in good faith. The Company shall also comply with the EU Whistleblowing Directive. At least once quarterly, all outstanding whistleblower reports shall be addressed and resolved. The VP Internal Audit shall provide the Audit Committee a summary of any material whistleblower reports at each regular Audit Committee meeting. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 67 of 141

EXHIBIT 1-B Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 68 of 141

Board of Directors Selection Policy The Board of Directors (the “Board”) of Mohawk Industries, Inc. (“Mohawk”) is committed to a diverse, inclusive, and equitable environment where all Board members and employees are respected and valued regardless of race, color, religion, gender, ethnic origin, age, disability, nationality, sexual orientation or gender identity, or any other classification recognized by law. The Board includes both Mohawk executives or officers (non-independent) and independent Board members. The size of the Board may fluctuate in number. Mohawk recognizes the importance of a strong Board with diverse backgrounds and experiences that align with the present and future needs of the business. Mohawk’s policy on board diversity reflects this commitment as it relates to nomination of candidates for the Board. In selecting Board nominees, the Nominating and Corporate Governance Committee (the “Committee”) considers the skills, expertise and experience that would complement existing Board members. The Committee works to ensure that the Board is comprised of business leaders with sufficiently diverse and independent backgrounds reflecting Mohawk’s diverse global operations, products, markets and sales channels and its strategic directions. Preference is given to nominees with extensive executive experience in manufacturing-oriented organizations and a demonstrable history of results-oriented leadership. Nominees must be able and willing to commit the necessary time to effectively serve on the Board. The Committee intends to continue to identify diverse candidates and considers all aspects of diversity and inclusion in each Board member search that it conducts. The Committee uses internal resources and executive recruitment firms, as appropriate, to expand the scope of its candidate searches. August 21, 2023 Karen A. Smith Bogart Date of Adoption Chair - Nominating and Corporate Governance Committee Mohawk Industries, Inc. Board of Directors Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 69 of 141

{00650605;1 } Current Status as of August 2023 The Board is currently comprised of eight members, including two executive members and six independent members. The Board includes one female director (Dr. Karen A. Smith Bogart) and one racially diverse director (Mr. Jerry W. Burris). In addition, the tenure and professional experience of Mohawk’s directors is highly varied. This provides differing perspectives to advance the Board’s functionality, effectiveness, and contribution. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 70 of 141

{00650605;1 } EXHIBIT 1-C Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 71 of 141

Insider Trading Policy Effective Date: October 31, 2024 Policy Summary: This Insider Trading Policy (the “Policy”) is important because federal securities laws prohibit trading in a company’s stock on the basis of material nonpublic information. Simply stated, insider trading occurs when a person uses material nonpublic information obtained through involvement with the Company to make decisions to purchase, sell, gift, donate or otherwise trade the Company’s securities or the securities of certain other companies or to provide that information to others outside the Company. Penalties for violations of insider trading laws include potential liability and reputational harm for Mohawk Industries, Inc. and its subsidiaries (collectively, the “Company”), as well as disciplinary, civil and criminal sanctions for individuals. Generally, • Board members, Team Members and the Company itself are prohibited from trading in the Company’s stock while they are in possession of material nonpublic information relating to the Company or its securities. • Board members, executive officers and certain other persons may not trade in the Company’s stock during specified blackout periods. • Board members and Section 16 officers must pre-clear their trades with the office of the General Counsel. • Although the main focus of this Policy is the prohibition of insider trading with respect to the Company’s securities, the laws also prohibit trading on inside information with respect to any public company’s securities, including those of competitors, commercial partners, suppliers and customers (the “Other Companies”). Accordingly, Team Members must be mindful that any third-party confidential information they learn in the course of employment with the Company may be subject to insider trading considerations. • This Policy also outlines procedures and provides templates to support compliance with all requirements. Team Members must read the entire Insider Trading Policy. If any Team Member has any questions, such questions should be directed to the office of the General Counsel. Background and Purpose: Federal securities laws prohibit any member of the Board of Directors (a “Board Member”), any officer or employee of the Company (collectively, “Team Members”), and those other persons and entities identified in Section 2.1 herein, from purchasing or selling Company or Other Companies securities on the basis of material nonpublic information (referred to as “MNPI”) concerning the Company or the Other Companies, as applicable, as well as tipping MNPI to other persons. These laws impose severe sanctions on individuals who violate them. In addition, the Securities and Exchange Commission (the “SEC”) has the authority to impose large fines on the Company and on Board Members, executive officers and controlling stockholders if the Company’s employees engage in insider trading and the Company has failed to take appropriate steps to prevent it (referred to as “controlling person liability”). Accordingly, the purposes of this Policy are as follows: • preventing violations of the insider trading laws; Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 72 of 141

Page 2 of 9 • fostering compliance with applicable reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”); • avoiding even the appearance of impropriety on the part of those employed by, or associated with, the Company; • protecting the Company from controlling person liability; and • protecting the reputation of the Company, its Board Members, and Team Members. As detailed below, this Policy also applies to family members and certain other persons and entities with whom Board Members and Team Members have relationships. 1.1 What Type of Information Is “Material”? Information is “material” if it is likely that a reasonable investor would consider it important in making a decision to buy, sell, or hold a security, or where it is likely to have a significant effect on the market price of the security. Both positive and negative information may be material. While it is not possible to compile an exhaustive list, information concerning any of the following items should be reviewed carefully to determine whether such information is material: • the Company’s key financial metrics and results; • guidance on earnings estimates and changing or confirming such guidance at a later date, or other projections of future financial performance; • significant mergers, acquisitions, dispositions, joint ventures, tender offers or other significant changes in assets of the Company; • changes in control or in CEO, or CFO or other executive officers; • incurrence, refinancing, cancellation or repayment of or any other significant transaction involving the Company’s corporate debt, including changes to any key debt terms, such as amounts, interest rates and maturities, or any other key change to the Company’s capital structure; • financings and other events regarding the Company’s securities (e.g., defaults on securities, calls of securities for redemption, repurchase plans, stock splits, public or private sales of securities, changes in dividends and changes to the rights of security holders); • any financing transactions outside of the ordinary course of business; • development or launch of a new product or product category, or a significant change in the strategic direction of an existing product or product category; • any decision to commence the payment of dividends (or any subsequent change in dividend policy); • the establishment of a program to repurchase securities of the Company, or any amendment or successor programs thereto; • a stock split; • termination of, or amendments or modifications to, any existing material or significant contracts, or entering into any new material or significant contracts (including, without limitation, marketing, licensing, joint venture or similar agreements), in each case other than in the ordinary course of business; • a default on outstanding debt of the Company or a bankruptcy filing, corporate restructuring or receivership; Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 73 of 141

Page 3 of 9 • cybersecurity incidents, including vulnerabilities or data breaches; • significant legal or regulatory matters; • significant write-offs; • change in or dispute with the Company’s independent registered public accounting firm; • a conclusion by the Company or a notification from its independent auditor that any of the Company’s previously issued financial statements or auditor’s report regarding such financial statements should no longer be relied upon and/or that a restatement will be needed; or • a conclusion by the Company or its management or independent auditor that there exist, or may exist, deficiencies (such as a material weakness or significant deficiency) in the Company’s controls and related functions, including, without limitation, its internal controls or disclosure controls and procedures. This list is illustrative only and is not intended to provide a comprehensive list of circumstances that could give rise to material information. Any person covered by this Policy should resolve any question concerning materiality of particular information in favor of materiality, and thus the activities prohibited by this Policy should be avoided until such information has been publicly disclosed or it has been determined that such information is not, or has ceased to be, material. The SEC takes a broad view as to what information is considered material. If you have any questions as to whether certain information is material, please contact the office of the General Counsel. 1.2 When Is Information “Nonpublic”? Information concerning the Company is considered nonpublic if it has not been disseminated in a manner making it available to investors and the public generally. For purposes of this Policy, information is “nonpublic” until three criteria have been satisfied: (1) the information has been widely disseminated in one or more of the following ways – (a) it has been carried in a “financial” news service such as Bloomberg, (b) it has been carried in a “general” news service such as the Associated Press, (c) it has appeared in a public filing made with the SEC (such as a Report on Form 10-K, Form 10-Q or Form 8-K), (d) it has been made at a conference or during a call to which the public has been granted access by telephonic or electronic transmission or (e) by any other means, which, after consultation with the office of the General Counsel, is believed to provide broad, non- exclusionary distribution of the information to the public in a manner satisfying applicable rules and regulations; (2) the information disclosed was some form of “official” announcement (the fact that rumors, speculation, or statements attributed to unidentified sources are public is insufficient to be considered widely disseminated even when the information is accurate); and (3) a sufficient amount of time has passed so that the information has had an opportunity to be absorbed by the marketplace. Prohibitions Relating to Transactions in the Company’s Securities: 2.1 Persons Covered by this Policy. This Policy applies to the following persons or entities, hereafter referred to as Covered Persons: • all Board Members; • all Team Members; Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 74 of 141

Page 4 of 9 • all family members of Board Members and Team Members, which, for purposes of this Policy, means: (1) those family members who reside with a Board Member or Team Member, and (2) any family member who does not reside in the Board Member’s or Team Member’s household but (a) who is financially dependent on such Board Member or Team Member, or (b) whose transactions in the Company’s securities are directed by the Board Member or Team Member or subject to the Board Member’s or Team Member’s influence or control (collectively, “Family Members”); and • all corporations, partnerships, trusts, or other entities controlled by any of the above persons, unless the entity has implemented policies or procedures designed to ensure that such person cannot influence transactions by the entity involving Company securities (all hereafter referred to as “Related Entities”). 2.2 Prohibition on Transactions While In Possession of MNPI. Except as provided in Section 4, no Covered Person may: • purchase, sell, gift or donate any securities of the Company or engage in any other transaction to acquire, transfer or dispose of securities, including, but not limited to, market option exercises, exercises of stock options granted under the Company’s stock plans, sales of stock acquired upon the exercise of options and trades made under an employee benefit plan such as a 401(k) plan, while he or she is in possession of any MNPI concerning the Company or recommend to another person that he or she do so; • disclose to any other person any MNPI concerning the Company; • purchase, sell, gift or donate any securities of any Other Company or engage in any other transaction to acquire, transfer or dispose of securities of any Other Company while he or she is aware of any MNPI concerning such Other Company that he or she learned in the course of his or her service as a Board Member or Team Member or recommend to another person that he or she do so; • disclose to any other person any MNPI concerning any Other Company which he or she learned in the course of his or her service as a Board Member or Team Member; or • comment on stock price movements or rumors of other corporate developments (including discussions in Internet chat rooms, on message boards, social media websites, news groups or any other similar forums) that are of possible significance to the investing public except in the ordinary course of business consistent with the guidelines set forth in this Policy and the Mohawk Industries Regulation FD Policy. 2.3 Prohibition and Restrictions on Short Sales, Derivative Transactions and Hedges. No Covered Person may engage in short sales of Company securities, including short sales “against the box.” In addition, the Company strongly discourages you from engaging in purchases or sales of puts, calls, or other derivative instruments or securities based on the Company’s securities, as well as other transactions designed to hedge, offset or reduce the risk of price fluctuations in the Company’s equity. Any Covered Person wishing to enter into such an arrangement must first submit the proposed transaction for approval by the office of the General Counsel. Any request for preclearance of a hedging or similar arrangement must be submitted to the office of the General Counsel at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. Additional Prohibitions Applicable to Directors, Executive Officers and Designated Employees: Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 75 of 141

Page 5 of 9 3.1 This Section 3 imposes additional requirements on certain persons in the Company who may have access to MNPI as part of their ordinary course roles and responsibilities (such persons, “Access Persons”). For purposes of this Policy, Access Persons are designated as follows: • all Board Members; • all officers subject to Section 16 of the Exchange Act (the “Section 16 Officers”) and their executive assistants; • all Team Members in the following departments:  Corporate Legal;  Corporate Communications and Investor Relations;  Corporate Accounting and SEC Reporting; and  Financial Planning and Analysis. • all Team Members at the level of Director and above in the following departments:  Human Resources and Compensation;  Corporate Tax;  Treasury;  Information Technology; and  Internal Audit. • the Chief Financial Officer of each of the Company’s reporting segments; • any other Team Member deemed by the Company to be an Access Person, effective immediately upon notification thereof of such designation by the Senior Director— Compensation and/or office of the General Counsel (which may be in the form of a notification of Blackout Periods (as defined below) or a separate communication) and until such time, if ever, that such designation is cancelled by the Company; • all Family Members of the above listed Access Persons; and • all Related Entities of the above listed Access Persons. 3.2 Blackout Periods. (a) Regular Blackout Periods. Except as provided in Section 4, no Access Person may purchase, sell, gift or donate, or otherwise acquire or dispose of, any securities of the Company during the period beginning on the last trading day that is fourteen calendar days prior to the end of each fiscal quarter and ending on the second business day after the public announcement of earnings for such quarter (a “Regular Blackout Period”). For example, if the public announcement of earnings takes place after market close on Thursday, then the Regular Blackout Period ends at 12:00am on Monday. If the public announcement and related call occur and conclude before market open on Monday, then the Regular Blackout Period ends at 12:00am on Wednesday. (b) Special Blackout Periods. The Company may from time to time notify Board Members, applicable Access Persons or specified Team Members that an additional blackout period (a “Special Blackout Period”) is in effect and applicable to them in view of significant events or developments involving the Company. In such event, except as provided in Section 4, no such individual subject to the Special Blackout Period may purchase, sell, Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 76 of 141

Page 6 of 9 gift or donate, or otherwise acquire or dispose of, any securities of the Company during such Special Blackout Period or inform anyone else that a Special Blackout Period is in effect. In this Policy, Regular Blackout Periods and Special Blackout Periods are each referred to as a “Blackout Period.” (c) Notification of Blackout Periods. The Company will deliver an e-mail (or other communication) notifying all Access Persons when a Regular Blackout Period will begin and end. In the case of a Special Blackout Period, the Company will notify Board Members and other applicable Access Persons and other specified Team Members by e-mail (or other communication) when the Special Blackout Period begins and when it ends. The Company’s delivery or nondelivery of these e-mails (or other communications) does not relieve any such persons of the obligation to only trade in securities of the Company in full compliance with this Policy. 3.3 Notice and Pre-Clearance of Transactions. Certain Access Persons are required to obtain pre- clearance of any trading activity, including derivative transactions, as described in this Section 3.3. (a) Pre-Transaction Clearance. No Board Member or Section 16 Officer (a “Pre-Clearance Person”) may (i) purchase or sell or otherwise acquire or dispose of securities of the Company, (ii) enter into a derivative or other hedging transaction involving securities of the Company, or (iii) enter into a plan with respect to the purchase or sale of securities of the Company, other than in a transaction permitted under Section 4, unless such person pre- clears the transaction with the office of the General Counsel. A request for pre-clearance shall be made at least two business days in advance of the proposed transaction by submitting it to the office of the General Counsel in writing (including via email). Pre- clearance must be in writing (including via email) and must specify the securities involved. The office of the General Counsel (collectively, as applicable, the “Approving Officers”) shall have sole discretion to decide whether to clear any contemplated transaction. All trades and plans that are pre-cleared must be effected within two business days of receipt of the pre-clearance unless a specific exception has been granted by the applicable Approving Officers. A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the two business day period must be pre-cleared again prior to execution. Notwithstanding receipt of pre-clearance, if the Pre-Clearance Person becomes aware of MNPI or becomes subject to a Blackout Period before the transaction is effected, the transaction may not be completed. (b) Post-Transaction Notice. To facilitate public reporting requirements, each Board Member and Section 16 Officer shall also notify the Senior Director—Compensation and the office of the General Counsel (or his or her designee) of (i) the occurrence of any purchase, sale or other acquisition or disposition of securities of the Company, or (ii) the entry into, amendment or termination of any plan with respect to the purchase or sale of Company securities, in each case, as soon as possible following the transaction, but in any event within one business day after the transaction. Such notification may be oral or in writing (including by email) and should include the identity of the covered person, the type of transaction, the date of the transaction, the number of shares involved and the purchase or sale price of each tranche of securities bought or sold in the transaction. (c) Deemed Time of a Transaction. For purposes of this Section 3.3, a purchase, sale, or other acquisition or disposition shall be deemed to occur at the time the person becomes irrevocably committed to it (for example, in the case of an open market purchase or sale, this occurs when the trade is executed, not when it settles). Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 77 of 141

Page 7 of 9 Exceptions: 4.1 Exceptions. The prohibitions in Sections 2.2 and 3.2 on purchases, sales, gifts and donations of Company securities do not apply to: • exercises of stock options or other equity awards that would otherwise expire (including any automatic option exercise provisions contained in award agreements for such purpose) or the surrender to or withholding by the Company of shares in payment of the exercise price or in satisfaction of any tax withholding obligations, in each case in a manner permitted by the applicable equity award agreement; provided, however, that the securities so acquired may not be sold (either outright or in connection with a “cashless” exercise transaction through a broker) while the Team Member or Board Member is aware of MNPI or, in the case of an Access Person, during a Blackout Period; • transferring of shares to an entity that does not involve a change in the beneficial ownership of the shares (for example, to an inter vivos trust of which you are the sole beneficiary during your lifetime); • the execution of transactions pursuant to a trading plan that complies with Rule 10b5-1 of the Exchange Act (“Rule 10b5-1”); provided that any such plan entered into by a Pre- Clearance Person has been pre-cleared in accordance with Section 3.3; • to the extent the Company offers its securities as an investment option in the Company’s 401(k) plan, the purchase of stock through the Company’s 401(k) plan through regular payroll deductions; however, the sale of any such stock and the election to transfer funds into or out of, or a loan with respect to amounts invested in, the stock fund is subject to this Policy; • to the extent the Company offers its securities as an investment option in an employee stock purchase plan, the purchase of stock through the Company’s employee stock purchase plan; however, the sale of any such stock and changing instruction regarding the level of withholding contributions that are used to purchase stock are subject to this Policy; or • to the extent the Company offers a dividend reinvestment plan (“DRIP”), the purchase of stock through the DRIP resulting from reinvestment of dividends paid on the Company’s securities; however, (i) a voluntary purchase of the Company’s securities that results from additional contributions a participant chooses to make to the DRIP, and to a participant’s election to participate, cease participation or otherwise alter his or her participation in the DRIP, and (ii) a participant’s sale of any of the Company’s securities purchased pursuant to the DRIP, are subject to this Policy. 4.2 10b5-1 Plans. The prohibitions in Sections 2.2 and 3.2 on purchases, sales, gifts and donations of Company securities do not apply to purchases or sales made pursuant to a binding contract, written plan or specific instruction (a “Trading Plan”) that is adopted and operated in compliance with Rule 10b5-1; provided such Trading Plan: (i) is in writing; (ii) was submitted to the Company for review by the Company and pre-cleared by the office of the General Counsel prior to its adoption; (iii) was not adopted while the applicable person was aware of MNPI or, in the case of an Access Person, otherwise during a Blackout Period; and (iv) in the case of a Board Member or Section 16 Officer, requires the Board Member’s or Section 16 Officer’s broker to notify the Company before the close of business on the day after the execution of the transaction. (a) Required Waiting Period for Trading Plans. At all times, Trading Plans must include such waiting or “cooling-off” periods as may be required by Rule 10b5-1 (including, without limitation, the maximum cooling off period permitted under such rule). (b) Modifications to or Terminations of Trading Plans. Modifications to or terminations of Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 78 of 141

Page 8 of 9 Trading Plans must be carefully considered and generally are discouraged absent compelling circumstances. In all cases, any modification to or termination of a Trading Plan must also comply with all of the above requirements, including pre-clearance by the General Counsel, occurrence outside of a Blackout Period and compliance with any required waiting period under Rule 10b5-1. (c) No more than One Trading Plan/No Overlapping Trading Plans. No person may have more than one Trading Plan or overlapping Trading Plans, except to the extent permitted by Rule 10b5-1. Notwithstanding anything to the contrary and any conflicting provisions (or lack thereof), this Policy shall automatically be interpreted at all times to be consistent and require compliance with all requirements under Rule 10b5-1 and related laws, rules and regulations adopted by the SEC regarding “insider trading” (including, without limitation, any required disclosure of new and/or amended Trading Plans for Board Members and certain Access Persons). The Company reserves the right to withhold pre-clearance of any Trading Plan that the Company determines is not consistent with the rules regarding such plans. 4.3 Exemptions. Those subject to Blackout Periods may request an exemption for periods during a blackout if they are not in possession of MNPI and are not otherwise prohibited from trading pursuant to this Policy. Exemptions will be granted infrequently and only in exceptional circumstances. Any request for an exemption shall be made to the office of the General Counsel, and such executive officer may consult and jointly decide with other appropriate executive officers whether such exemption will be granted. 4.4 Partnership Distributions. Nothing in this Policy is intended to limit the ability of a venture capital partnership or other similar entity with which a Board Member is affiliated to distribute Company securities to its partners, members, or other similar persons. It is the responsibility of each affected Board Member and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances and applicable securities laws. 4.5 Underwritten Public Offering. Nothing in this Policy is intended to limit the ability of any person to sell Company securities as a selling stockholder in an underwritten public offering pursuant to an effective registration statement in accordance with applicable securities laws. 4.6 Application of Policy after Cessation of Service. For all Covered Persons, this Policy continues in effect until the end of the first Regular Blackout Period after termination of employment or other relationship with the Company, except that, unless otherwise notified by the Company, the pre-clearance requirements set forth in Section 3.3 continue to apply to Pre-Clearance Persons and their respective Family Members and Related Entities for six months after termination of their status with the Company. Penalties for Violation: 5.1 Violation of any of the foregoing rules is grounds for disciplinary action by the Company, including termination of employment (which termination shall be deemed to be termination for “cause”). In addition to any disciplinary actions the Company may take, insider trading can also result in administrative, civil or criminal proceedings that can result in significant fines and civil penalties, being barred from service as an officer or director of a public company or being sent to jail. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 79 of 141

Page 9 of 9 Company Education and Assistance: 6.1 Education. The Company shall take reasonable steps designed to ensure that all Board Members and Team Members are educated about, and periodically reminded of, the federal securities law restrictions and Company policies regarding insider trading. 6.2 Assistance. The Company shall provide reasonable assistance to all Board Members and Section 16 Officers, as requested by such Board Members and Section 16 Officers, in connection with the filing of Forms 3, 4 and 5 under Section 16 of the Exchange Act. However, the ultimate responsibility, and liability, for timely filing remains with the Board Members and Section 16 Officers. 6.3 Limitation on Liability. None of the Company, the General Counsel, or the Company’s other Team Members will have any liability for any delay in reviewing, or refusal of, a request to allow a pledge submitted pursuant to Section 2.3, a request for pre-clearance submitted pursuant to Section 3.3(a) or a trading plan submitted pursuant to Section 4.1. Notwithstanding any pre-clearance of a transaction pursuant to Section 3.3(a) or review of a trading plan pursuant to Section 4.1, none of the Company, the General Counsel, or the Company’s other Team Members assumes any liability for the legality or consequences of such transaction or trading plan to the person engaging in or adopting such transaction or trading plan. Any decision by the Company to pre-clear a transaction under this Policy does not constitute legal advice, and it is your responsibility to ensure compliance with applicable securities laws when trading in the Company’s securities. Amendment: 7.1 The Policy may be amended from time to time. In addition, any changes or amendments that may be required or necessary to the Policy as a result of any new regulatory or changes to existing regulatory requirements that may be applicable to matters covered in, or subject to, the Policy (including, without limitation any new laws, rules, or regulations as may be adopted by the SEC or listing requirements of the New York Stock Exchange) shall automatically be deemed to be incorporated in the Policy immediately as of the applicable effective date of any such new laws, rules, regulations, or listing requirements notwithstanding any delays in amendments to the Policy. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 80 of 141

EXHIBIT 1-D Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 81 of 141

1 MOHAWK INDUSTRIES, INC. INCENTIVE COMPENSATION RECOVERY POLICY 1.0 General 1.1 Mohawk Industries, Inc. (the “Company”) has adopted this Incentive Compensation Recovery Policy (the “Policy”) in accordance with the applicable listing standards of The New York Stock Exchange (the “NYSE”) and Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require listed companies to adopt and comply with a compensation recovery policy. 1.2 Each Executive Officer (as defined herein) shall be required to sign and return to the Company the Acknowledgement Form attached hereto as Appendix B. 1.3 The effective date of this Policy is October 2, 2023 (the “Effective Date”). 2.0 Definitions The following words and phrases shall have the following meanings for purposes of this Policy: 2.1 Accounting Restatement. An “Accounting Restatement” means any accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement). 2.2 Board. The “Board” means the Board of Directors of the Company. 2.3 Compensation Committee. The “Compensation Committee” means the Compensation Committee of the Board of Directors of the Company. 2.4 Erroneously Awarded Compensation. “Erroneously Awarded Compensation” is the amount of Incentive-Based Compensation Received that exceeds the amount of Incentive-Based Compensation that otherwise would have been Received had it been determined based on the restated amounts, computed without regard to any taxes paid. For Incentive-Based Compensation based on stock price or total stockholder return (TSR), where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement: i. The amount shall be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or TSR upon which the Incentive- Based Compensation was Received; and 2.5 The Company shall maintain documentation of the determination of that reasonable Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 82 of 141

2 estimate and provide such documentation to the NYSE. Executive Officer. The term “Executive Officer” means the officers identified as executive officers by the Company in the Company’s filings with the SEC pursuant to Item 401(b) of Regulation S-K and the officers required to file reports under Section 16 of the Exchange Act. 2.6 Financial Reporting Measure. A “Financial Reporting Measure” is any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure. Stock price and TSR (and any measures that are derived wholly or in part from stock price or TSR) are also Financial Reporting Measures. A Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the SEC. 2.7 Incentive-Based Compensation. The term “Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. Please refer to Appendix A to this Policy for a list of examples of Incentive-Based Compensation. 2.8 Received. Incentive-Based Compensation is deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive- Based Compensation award is attained, even if the payment or grant of the Incentive- Based Compensation occurs after the end of that period. 2.9 SEC. “SEC” means the United States Securities and Exchange Commission. 3.0 Statement of Policy 3.1 In the event that the Company is required to prepare an Accounting Restatement, the Company will recover reasonably promptly the amount of all Erroneously Awarded Compensation Received by a person: i. After beginning service as an Executive Officer; ii. Who served as an Executive Officer at any time during the performance period for that Incentive-Based Compensation; iii. While the Company has a listed class of securities listed on the NYSE; and iv. During the three completed fiscal years immediately preceding the date that the Company is required to prepare the Accounting Restatement and any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years. For purposes of this Policy, a transition period between the last day of the Company’s previous fiscal year and the first day of its new fiscal year that comprises a period of nine to twelve months would be deemed a completed fiscal year. 3.2 Notwithstanding the foregoing, this Policy shall only apply to Incentive-Based Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 83 of 141

3 Compensation Received on or after the Effective Date. 3.3 The Company’s obligation to recover Erroneously Awarded Compensation pursuant to this Policy is not dependent on when the restated financial statements are filed. 3.4 For purposes of determining the relevant recovery period under this Policy, the date that the Company is required to prepare an Accounting Restatement is the earliest to occur of: i. The date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement; or ii. The date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement. 4.0 Certain Exceptions 4.1 The Company must recover Erroneously Awarded Compensation in compliance with this Policy except to the extent that the conditions of paragraphs (i), (ii) or (iii) in this Section 4.1 are met, and the Compensation Committee, or in the absence of such a committee, a majority of the independent directors serving on the Board, has determined that recovery would be impracticable. i. The direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on expense of enforcement, the Company shall make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover, and provide that documentation to the NYSE. ii. Recovery would violate home country law where that law was adopted prior to November 28, 2022. Before concluding that it would be impractical to recover any amount of Erroneously Awarded Compensation based on violation of home country law, the Company shall obtain an opinion of home country counsel, acceptable to the NYSE, that recovery would result in such a violation, and must provide such opinion to the NYSE. iii. Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. 5.0 No Indemnification 5.1 The Company shall not indemnify any Executive Officer or former Executive Officer Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 84 of 141

4 against the loss of Erroneously Awarded Compensation pursuant to this Policy. 6.0 Public Disclosures 6.1 The Company shall file all disclosures with respect to this Policy in accordance with the requirements of the U.S. Federal securities laws, including the disclosure required by the applicable SEC filings. 7.0 Application to Other Persons 7.1 In addition to the Executive Officers and former Executive Officers, this Policy shall apply to any other employee of the Company or its subsidiaries designated by the Compensation Committee or the Board as a person covered by this Policy by notice to the employee (“Other Covered Person”). 7.2 Unless otherwise determined by the Compensation Committee or the Board, this Policy shall apply to an Other Covered Person as if such individual was an Executive Officer during the relevant periods described in Section 3.0. 7.3 The Compensation Committee or the Board may, in its discretion, limit recovery of Erroneously Awarded Compensation from an Other Covered Person to situations in which an Accounting Restatement was caused or contributed to by the Other Covered Person’s fraud, willful misconduct or gross negligence. 7.4 In addition, the Compensation Committee or the Board shall have discretion as to (i) whether to seek to recover Erroneously Awarded Compensation from an Other Covered Person, (ii) the amount of the Erroneously Awarded Compensation to be recovered from an Other Covered Person, and (iii) the method of recovering any such Erroneously Awarded Compensation from an Other Covered Person. In exercising such discretion, the Compensation Committee or the Board may take into account such considerations as it deems appropriate, including whether the assertion of a claim may violate applicable law or prejudice the interests of the Company in any related proceeding or investigation. 8.0 Interpretation; Enforcement 8.1 The Compensation Committee shall have full authority to interpret and enforce this Policy to the fullest extent permitted by law. 8.2 The Compensation Committee shall determine, in its sole discretion, the appropriate means to seek recovery of any Erroneously Awarded Compensation. 8.3 To the extent an Executive Officer, former Executive Officer or Other Covered Person refuses to pay to the Company any Erroneously Awarded Compensation, the Company shall have the right to sue for repayment or, to the extent legally permitted, to enforce such person’s obligation to make payment by withholding unpaid or future compensation. 8.4 Any determination by the Compensation Committee or the Board with respect to this Policy shall be final, conclusive, and binding on all interested parties. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 85 of 141

5 9.0 Non-Exclusivity 9.1 Nothing in this Policy shall be viewed as limiting the right of the Company or the Compensation Committee to pursue recoupment under or as provided by the Company’s plans, awards, policies or agreements or the applicable provisions of any law, rule or regulation (including, without limitation, Section 304 of the Sarbanes- Oxley Act of 2002). 10.0 Policy Controls 10.1 If the requirement to recover Erroneously Awarded Compensation is triggered under this Policy, then, in the event of any actual or alleged conflict between the provisions of this Policy and a similar clause or provision in any of the Company’s plans, awards, policies or agreements, this Policy shall be controlling and determinative; provided that, if such other plan, award, policy or agreement provides that a greater amount of compensation shall be subject to clawback, the provisions of such other plan, award, policy or agreement shall apply to the amount in excess of the amount subject to clawback under this Policy. 11.0 Amendment 11.1 The Compensation Committee may amend this Policy, provided that any such amendment does not cause this Policy to violate applicable listing standards of the NYSE or Rule 10D-1 under the Exchange Act. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 86 of 141

6 APPENDIX A Examples of Incentive-Based Compensation Examples of compensation that constitutes Incentive-Based Compensation for purposes of this Policy include, but are not limited to, the following: • Non-equity incentive plan awards earned based wholly or in part on satisfying a Financial Reporting Measure performance goal. • Bonuses paid from a “bonus pool,” the size of which is determined based wholly or in part on satisfying a Financial Reporting Measure performance goal. • Other cash awards based wholly or in part on satisfying a Financial Reporting Measure performance goal. • Restricted stock, restricted stock units, performance share units, stock options, and stock appreciation rights that are granted or become vested based wholly or in part on satisfying a Financial Reporting Measure performance goal. • Proceeds received upon the sale of shares acquired through an incentive plan that were granted or vested based wholly or in part on satisfying a Financial Reporting Measure performance goal. Examples of compensation that does not constitute Incentive-Based Compensation for purposes of this Policy include the following: • Salary or salary increases for which the increase is not contingent upon achieving any Financial Reporting Measure performance goal. • Bonuses paid solely at the discretion of the Compensation Committee or Board that are not paid from a bonus pool, the size of which is determined based wholly or in part on satisfying a Financial Reporting Measure performance goal. • Bonuses paid solely upon satisfying one or more subjective standards (e.g., demonstrated leadership) and/or completion of a specified employment period. • Non-equity incentive plan awards earned solely upon satisfying one or more strategic measures (e.g., consummating a merger or divestiture) or operational measures (e.g., opening a specified number of stores, completion of a project, or increase in market share). • Equity awards for which the grant is not contingent upon achieving any Financial Reporting Measure performance goal and vesting is contingent solely upon completion of a specified employment period and/or attaining one or more non- Financial Reporting Measures. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 87 of 141

7 APPENDIX B MOHAWK INDUSTRIES, INC. ACKNOWLEDGEMENT OF INCENTIVE COMPENSATION RECOVERY POLICY By my signature below, I acknowledge that I have received and reviewed the Mohawk Industries, Inc. Incentive Compensation Recovery Policy. Signature: Name (printed): Date: If you have specific questions regarding this Policy or applicable law, please contact the Company’s General Counsel. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 88 of 141

EXHIBIT 2 Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 89 of 141

UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF GEORGIA ROME DIVISION IN RE MOHAWK INDUSTRIES, INC. DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS. * * * * * * * LEAD CASE NO.: 4:20-00110-ELR (Derivative Action) [PROPOSED] PRELIMINARY APPROVAL ORDER WHEREAS, the above-captioned shareholder derivative action is pending before the Court (the “Federal Derivative Action”); WHEREAS, related shareholder derivative actions are pending before the Superior Court of Gordon County, State of Georgia, captioned Treibits v. Lorberbaum, et al., No. 21-cv-71127 and City of Southfield Fire & Police Ret. Sys. v. Lorberbaum, et al., No. 21-cv-71519, (the “Gordon County Actions”), and before the Court of Chancery of the State of Delaware, captioned Taylor v. Lorberbaum, et al., No. 2022-0224-LWW (the “Delaware Chancery Action,” and together with the Gordon County Actions and the Federal Derivative Action, the “Derivative Actions”); WHEREAS, the Settling Parties have made an unopposed motion for an order preliminarily approving the proposed Settlement of the Derivative Actions (“Motion”) in accordance with the Stipulation and Agreement of Settlement dated Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 90 of 141

2 February 28, 2025 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed Settlement of the Derivative Actions, and for dismissal of the Derivative Actions with prejudice; WHEREAS, the Court having: (i) read and considered the Motion together with the accompanying Memorandum of Law in Support of the Motion; (ii) read and considered the Stipulation, as well as all the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Settling Parties in favor of preliminary approval of the Settlement; WHEREAS, the Court finds, based upon a preliminary evaluation of the Settlement as set forth in the materials mentioned above and presented to this Court, there is cause to believe that: (i) the Settlement is fair, reasonable, and adequate, and within the range of possible approval, as it provides a substantial benefit to Mohawk Industries, Inc. (“Mohawk” or the “Company”) and Current Mohawk Shareholders; (ii) the Settlement has been negotiated in good faith at arms-length between experienced attorneys for the Settling Parties familiar with the legal and factual issues of the Derivative Actions; and (iii) with respect to the forms of notice of the material terms of the Settlement to Current Mohawk Shareholders for their consideration and reaction, that notice is appropriate and warranted; and WHEREAS, except as otherwise expressly provided herein, all capitalized terms shall have the same meanings and/or definitions as set forth in the Stipulation. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 91 of 141

3 IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS: 1. This Court preliminarily approves the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate. 2. Within ten (10) business days after the entry of this Preliminary Approval Order, Mohawk shall cause: (i) the publication of the Summary Notice (substantially in the form attached to the Stipulation as Exhibit 2-B) once in the Investor’s Business Daily, www.investors.com, or similar publication; (ii) the posting of the Notice (substantially in the form attached to the Stipulation as Exhibit 2-A) and the Stipulation (including exhibits) on the “Investor Relations” portion of the Company’s website; and (iii) the filing with the SEC of a Current Report on Form 8-K, attaching the Notice and the Stipulation (including exhibits). The Company or its insurance carrier(s) shall pay all costs of providing such notice of the Settlement. 3. At least ten (10) calendar days before the Settlement Hearing, Defendants’ Counsel shall file with the Court a declaration confirming the effectuation of the notice program as ordered by the Court. 4. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 92 of 141

4 circumstances and complies fully with Federal Rule of Civil Procedure 23.1 and due process. 5. A hearing shall be held on _______________, 2025 at ____ __.m., before the Honorable Eleanor L. Ross, in the U.S. District Court for the Northern District of Georgia, Rome Division, located at the United States Courthouse, 600 East First Street, Rome, GA 30161-3149, (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice and Summary Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether the Federal Derivative Action should be dismissed with prejudice; (iv) whether all Released Claims against the Released Persons should be fully and finally released; (v) whether to approve the agreed Fee and Expense Amount and any requested service awards to Derivative Plaintiffs; and (vi) to rule upon such other actions as the Court may deem appropriate. 6. The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Mohawk Shareholders; (ii) the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 93 of 141

5 to Current Mohawk Shareholders; and (iii) the right to conduct the Settlement Hearing remotely without further notice to Current Mohawk Shareholders. 7. Any Current Mohawk Shareholders may appear and show cause, at their own expense, individually or through counsel, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or in support of or opposition to the proposed Fee and Expense Amount, and any service awards sought for Derivative Plaintiffs. No Current Mohawk Shareholders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Current Mohawk Shareholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the Person’s name, address, and telephone number, along with a representation as to whether such Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Mohawk common stock as of the date the Stipulation was signed, February 28, 2025, and continuing through the date the objection is made; (iii) a statement of objections to any action before the Court, the grounds therefore, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 94 of 141

6 plans on calling at the Settlement Hearing, along with a summary description of their likely testimony. 8. At least fourteen (14) calendar days prior to the Settlement Hearing, any such person must file the written objection(s) and corresponding materials, and a notice of intent to appear if any Current Mohawk Shareholder intends to appear and requests to be heard at the Settlement Hearing before the Honorable Eleanor L. Ross, in the U.S. District Court for the Northern District of Georgia, Rome Division, located at the United States Courthouse, 600 East First Street, Rome, GA 30161- 3149, and serve such materials by that date, to each of the following Settling Parties’ counsel: Plaintiffs’ Counsel Michael I. Fistel, Jr. JOHNSON FISTEL LLP 40 Powder Springs Street Marietta, GA 30064 Defendants’ Counsel Elizabeth Gingold Clark ALSTON & BIRD 1201 West Peachtree Street Atlanta, GA 30309 Only Current Mohawk Shareholders who have filed with the Court and sent to the Settling Parties’ counsel valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court orders otherwise. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 95 of 141

7 9. Any Current Mohawk Shareholders who do not make an objection in the manner provided herein shall be deemed to have waived any such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and any Court-awarded attorneys’ fees and expenses to Plaintiffs’ Counsel or any approved service awards to Derivative Plaintiffs, unless otherwise ordered by the Court, but shall be otherwise bound by the Judgment to be entered and the releases to be given. 10. All Current Mohawk Shareholders shall be bound by all orders, determinations, and judgments in the Derivative Actions concerning the Settlement, whether favorable or unfavorable to Current Mohawk Shareholders. 11. All papers in support of final approval of the Settlement, the Fee and Expense Amount, and any service awards for Derivative Plaintiffs shall be filed with the Court and served at least twenty-eight (28) calendar days prior to the Settlement Hearing. The Settling Parties shall file with the Court and serve responses to any objections filed with the Court pursuant to ¶ 7 herein at least (7) calendar days prior to the Settlement Hearing. 12. All proceedings in the Federal Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 96 of 141

8 13. Pending final determination of whether the Settlement should be approved, no Mohawk shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims. 14. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Current Mohawk Shareholders. 15. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (ii) is or may be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein. IT IS SO ORDERED. DATED: HON. ELEANOR L. ROSS UNITED STATES DISTRICT JUDGE Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 97 of 141

9 EXHIBIT 2-A Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 98 of 141

1 UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF GEORGIA ROME DIVISION IN RE MOHAWK INDUSTRIES, INC. DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS. * * * * * * * LEAD CASE NO.: 4:20-00110-ELR (Derivative Action) NOTICE OF PROPOSED SETTLEMENT TO: ALL RECORD SHAREHOLDERS OF THE COMMON STOCK OF MOHAWK INDUSTRIES, INC. (“MOHAWK” OR THE “COMPANY”) AS OF FEBRUARY 28, 2025. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATIONS (THE “DERIVATIVE ACTIONS”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS. THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES. YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Northern District of Georgia (the “Court”), that a proposed Settlement Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 99 of 141

2 has been reached between the parties to the above-captioned shareholder derivative action (the “Federal Derivative Action”), the shareholder derivative actions before the Superior Court of Gordon County, State of Georgia captioned Treibits v. Lorberbaum, et al., No. 21-cv-71127 and City of Southfield Fire & Police Ret. Sys. v. Lorberbaum, et al., No. 21-cv-71519 (the “Gordon County Actions”), before the Court of Chancery of the State of Delaware, captioned Taylor v. Lorberbaum, et al., No. 2022-0224-LWW (the “Delaware Chancery Action”) and Douglas Bailey (“Bailey”), who issued a litigation demand (“Litigation Demand,” together with the Federal Derivative Action, the Gordon County Actions, and the Delaware Chancery Action, the “Derivative Actions”) brought on behalf of Mohawk, which would resolve the Derivative Actions. As explained below, on ___________, 2025, at ___ __.m., the Court will hold a hearing (the “Settlement Hearing”) to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should approve the agreed- to attorneys’ fees and reimbursement of expenses for Plaintiffs’ Counsel1 and any service awards to Derivative Plaintiffs; and (iv) such other actions as may be necessary or proper under the circumstances. The Court may continue or adjourn 1 All capitalized terms herein have the same meanings as set forth in the Stipulation and Agreement of Settlement dated February 28, 2025 (the “Stipulation”). Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 100 of 141

3 the Settlement Hearing without further notice to Current Mohawk Shareholders. The Court may conduct the Settlement Hearing remotely without further notice to Current Mohawk Shareholders. The terms of the Settlement are set forth in a Stipulation dated February 28, 2025. The Settlement provides for corporate governance reforms which Derivative Plaintiffs and Mohawk’s Board agree confer substantial corporate benefits on the Company and its shareholders. If approved by the Court, the Settlement will fully resolve the Derivative Actions on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Derivative Actions with prejudice. For a more detailed statement regarding the Derivative Actions, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Clerk of Court's office at the United States Courthouse, 600 East First Street, Rome, GA 30161-3149. The Stipulation is also available for viewing on the Investors portion of Mohawk’s website at https://ir.Mohawkind.com. This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions but is merely to advise you of the pendency and Settlement of the Derivative Actions. There is No Claims Procedure. This case was brought to protect the interests of Mohawk on behalf of its shareholders. The Settlement will result in changes to the Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 101 of 141

4 Company’s corporate governance, not in payments to individuals, and consequently, alleviating the need for a claims procedure. I. THE DERIVATIVE ACTIONS The Derivative Actions arise from alleged misrepresentations of the Individual Defendants concerning the Company’s business, operations, results, and outlook through the dissemination of allegedly false and misleading statements and omissions of material information, in violation of federal and state laws and regulations, regarding Mohawk’s manufacturing and delivery of certain of its flooring products. A. The Federal Derivative Action On May 18, 2020, Palmer initiated the Federal Derivative Action. Thereafter, counsel for Federal Derivative Plaintiff and the Defendants in the Federal Derivative Action (the “Federal Parties”) met and conferred regarding scheduling and case management, and discussed approaches that would balance Mohawk’s concerns about overlapping discovery that might interfere with its defense of the Securities Action and Federal Derivative Plaintiff’s interest in securing relevant evidence and preparing their case. In consideration for Federal Derivative Plaintiff’s agreement to stay the Federal Derivative Action, Defendants agreed, subject to entry into mutually acceptable confidentiality agreements and/or protective orders, that if the Securities Action proceeded to discovery during the pendency of the stay, to provide Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 102 of 141

5 to Federal Derivative Plaintiff all documents that Defendants produced to the Securities Action plaintiff. Pursuant to this agreement, on July 17, 2020, the Federal Parties filed a Joint Motion to Stay Litigation, which the Court granted by entering an Order Granting Joint Motion to Stay Litigation on July 20, 2020 (“Stay Order”) (ECF No. 28 in the Federal Derivative Action). Pursuant to the Stay Order, the Federal Derivative Action was stayed pending the earlier of (i) any of the defendants in the Securities Action filing an answer to the operative complaint, or (ii) the deadline for appealing a dismissal of the Securities Action with prejudice. The Stay Order further allowed Palmer to file an amended complaint during the stay. On September 4, 2020, intervenors Teamsters Local 456 Pension Fund, Teamsters Local 456 Annuity Fund, and Central Laborers Pension Fund filed a Motion to Intervene for Limited Purposes, seeking to intervene to oppose the consolidation of the Federal Derivative Action with another then-pending derivative action, and the appointment of Johnson Fistel, LLP and Bragar Eagel & Squire, P.C. as lead counsel of the consolidated action. Following briefing, the Court granted the request to intervene but denied the intervenors’ opposition to the appointment of Johnson Fistel, LLP and Bragar Eagel & Squire, P.C. as lead counsel. See Federal Derivative Action, ECF No. 55. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 103 of 141

6 On September 14, 2020, the Court conducted a telephone conference with counsel for the Federal Parties and, following the conference, reassigned the case from U.S. District Judge Mark H. Cohen to Judge Eleanor L. Ross. Federal Derivative Action Order, ECF No. 41. The Court then consolidated the Federal Derivative Action and appointed Johnson Fistel, LLP and Bragar Eagel & Squire, P.C. as Lead Counsel for the consolidated action. Federal Derivative Action Order Consolidating Related Actions and Appointing Lead Counsel, ECF No. 47. On September 29, 2021, the Court denied in part the defendants’ motion to dismiss in the Securities Action finding, inter alia, that the lead plaintiff alleged with sufficient particularity that certain statements and omissions by Mohawk and Lorberbaum were materially false and misleading, and finding that the plaintiff adequately alleged scienter and loss causation. Public Employees’ Retirement System of Mississippi v. Mohawk Industries, Inc., 564 F. Supp. 3d 1272 (N.D. Ga. 2021) (Securities Action, ECF No. 60). On January 20, 2023, the lead plaintiff in the Securities Action filed a Preliminary Motion for Approval of Settlement announcing an agreement in principle to settle that action. The court in the Securities Action entered a Judgment Approving Action Settlement on May 31, 2023. Securities Action, ECF No. 137. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 104 of 141

7 B. The Gordon County Actions 1. The Treibits Action On September 22, 2020, Treibits issued an inspection demand to the Company pursuant to 8 Del. C. § 220 (“Section 220”) seeking production of certain corporate books and records. After negotiations with the Company regarding the scope of a document production and the execution of a confidentiality agreement, on October 22, 2020, Mohawk produced 2,826 pages of non-public, Board-level corporate books and records to Treibits. After counsel for Treibits reviewed and analyzed Mohawk’s Section 220 document production, on March 3, 2021, Treibits initiated the Treibits Action by filing a detailed derivative complaint against the Individual Defendants under seal on behalf of Mohawk in the Superior Court of Gordon County, State of Georgia (the “State Court”). The Treibits Action raises claims against the Individual Defendants for breach of fiduciary duty and unjust enrichment and alleges that pre-suit demand on Mohawk’s Board was futile. Certain allegations in the Treibits Action were based on Mohawk’s confidential Section 220 production. Shortly after the initiation of the Treibits Action, the parties to the Treibits Action stipulated to temporarily stay the case pending certain further developments in the Securities Action, and that Defendants would produce to plaintiff Treibits all documents that Defendants would produce to the lead plaintiff in the Securities Action. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 105 of 141

8 2. The City of Southfield Action On July 12, 2021, City of Southfield filed an action against substantially the same defendants in Gordon County Superior Court styled as City of Southfield Fire & Police Retirement System v. Lorberbaum, et al., No. 21-cv-71519 (Ga. Super. Ct., Gordon Cnty.). The allegations in the City of Southfield Action were based on the same set of operative facts at issue in the Federal Derivative Action. In an effort to process the litigation in the most efficient manner, on February 21, 2022, the parties in the City of Southfield Action filed a Joint Motion to Stay Litigation pending the outcome of the Federal Derivative Action. C. The Delaware Chancery Action On December 10, 2021, Taylor served Mohawk with a demand to inspect the Company’s books and records pursuant to Section 220. Following execution of a confidentiality agreement and negotiation regarding the scope of production, Mohawk produced documents to Taylor pursuant to his inspection demand. On March 10, 2022, Taylor initiated the Delaware Chancery Action by filing a derivative complaint that incorporated the books and records produced by Mohawk pursuant to Taylor’s books and records demand. On April 6, 2022, Vice Chancellor Lori W. Will entered the parties’ stipulation to stay the Delaware Chancery Action pending the outcome in the Federal Derivative Action. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 106 of 141

9 D. The Litigation Demand On July 21, 2020, Bailey served Mohawk with a demand for the inspection of books and records pursuant to Section 220 concerning potential wrongdoing in connection with the subject matter of the Derivative Actions. In response thereto, after Mohawk and Bailey negotiated the scope of a document production and entered into a confidentiality agreement, the Company produced internal, non-public Company documents to Bailey, which counsel for Bailey reviewed and analyzed. On December 15, 2020, Bailey, through his counsel, served the Litigation Demand on the Board, which included certain allegations based on confidential Section 220 materials, demanding that the Board cause Mohawk to file an action against certain Individual Defendants for breach of fiduciary duty and undertake other remedial actions. The Litigation Demand also demanded that the Board commence an independent investigation in good faith into the events regarding alleged breaches of fiduciary duties by other current and/or former officers and directors of the Company. On December 18, 2020, Mohawk acknowledged receipt of the Litigation Demand. Bailey subsequently agreed to allow the Board to temporarily stay consideration of his Litigation Demand in light of the pending Securities Action and Derivative Actions. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 107 of 141

10 E. Coordination and Litigation of the Derivative Actions Following the order denying the motion to dismiss in the Securities Action, the Settling Parties began discussions concerning the most efficient way to proceed in the Derivative Actions. These discussions culminated in the Settling Parties’ agreement detailed in the Consent Motion for Coordinated Discovery in the Derivative Proceedings, filed on February 28, 2022 (the “Coordination Motion”). Federal Derivative Action, ECF No. 62. Specifically, the Coordination Motion brought together the Derivative Actions in an effort to avoid duplication of efforts with respect to fact discovery in the Securities Action and the Derivative Actions whereby the Settling Parties stipulated and agreed that they would work together to coordinate fact discovery to the maximum extent practicable in the Derivative Actions and, to that end, agreed to certain procedures for (i) coordinated discovery in the Derivative Actions; and (ii) staging of the prosecution of the Derivative Actions and the claims asserted therein. On March 1, 2022, the Court entered an Order granting the Coordination Motion (the “Coordination Order”). Federal Derivative Action, ECF No. 64. The Coordination Order allowed the Settling Parties to coordinate discovery with the Securities Action and held all non-discovery proceedings in the Derivative Actions in abeyance until ninety (90) days after the close of discovery in the Securities Action. Id. As to discovery in the Derivative Actions, the Court ordered, inter alia, Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 108 of 141

11 that: (i) the Derivative Plaintiffs would receive all generally applicable document discovery produced in the Securities Action and be bound by the confidentiality orders in the Securities Action; (ii) the Derivative Plaintiffs could conduct non- duplicative discovery relating solely to issues unique to the Derivative Actions; (iii) discovery requests propounded in the Securities Action would be treated as if propounded in the Federal Derivative Action; (iv) Derivative Plaintiffs could propound ten (10) requests for production of documents and ten (10) interrogatories following the close of fact discovery in the Securities Action; (v) Plaintiffs’ Counsel could conduct depositions of deponents in the Securities Action following the conclusion of the deponents’ deposition in the Securities Action; and (vi) Plaintiffs’ Counsel could conduct additional one (1) hour depositions of witnesses not deposed in the Securities Action. Id. Shortly thereafter, Mohawk commenced a rolling production of documents, written discovery responses, discovery agreements, and deposition transcripts as those materials became available in the Securities Action, including the production of more than 180,000 documents, consisting of over 760,000 pages, to Derivative Plaintiffs. Plaintiffs’ Counsel coordinated the review and evaluation of these documents. Pursuant to the Coordination Order, Plaintiffs’ Counsel were permitted to attend and participate in depositions noticed by the lead plaintiff in the Securities Action and did attend and question twelve (12) deponents consisting of certain Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 109 of 141

12 Mohawk directors, officers, and employees noticed by lead plaintiff in the Securities Action. Plaintiffs’ Counsel deposed the witnesses noticed regarding issues unique to the Derivative Actions. Discovery in four (4) related individual investor opt-out actions pending in the Superior Court of Fulton County, Business Case Division continued following the agreement in principle to settle the Securities Action. Because the allegations in the investor opt-out actions were substantively similar to those in the Derivative Actions, Plaintiffs’ Counsel also coordinated discovery with the parties to the investor opt-out actions, including participating in five (5) additional fact witness depositions noticed by plaintiffs in the investor opt-out actions on April 26 and 28, 2023, June 16 and 29, 2023, and August 4, 2023, respectively, during which Plaintiffs’ Counsel once again deposed the witnesses noticed regarding issues unique to the Derivative Actions. Meanwhile, following the settlement of the Securities Action, Derivative Plaintiffs continued conducting discovery in the Federal Derivative Action focused on issues unique to the Derivative Actions. On March 1, 2023, Federal Derivative Plaintiff served a First Request for Production of Documents to Defendants. Federal Derivative Action, ECF No. 65. On March 8, 2023, Federal Derivative Plaintiff served a Second Set of Requests for Production of Documents and First Set of Interrogatories to Defendants. Federal Derivative Action, ECF No. 66. Defendants Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 110 of 141

13 responded to these discovery requests on March 31, 2023, and April 10, 2023, respectively, and produced additional documents to Derivative Plaintiffs. Federal Derivative Action, ECF Nos. 67–69. On June 8, 2023, the Federal Parties filed a Joint Motion to Amend the Order for Case Schedule. Federal Derivative Action, ECF No. 71. On June 13, 2023, the Court entered a scheduling order granting the motion and requiring the filing of a scheduling order with proposed deadlines for further proceedings, to the extent necessary, in the Federal Derivative Action on or before August 31, 2023. Federal Derivative Action, ECF No. 72. On August 31, 2023, the Federal Parties filed a Joint Motion to Amend the Order for Case Schedule (Federal Derivative Action, ECF No. 75), which requested additional time to coordinate depositions scheduled through and including September 28, 2023. The Court granted in part and denied in part this motion on September 7, 2023, ordering the Federal Parties to submit a proposed schedule for further proceedings on October 12, 2023. Federal Derivative Action, ECF No. 76. On October 12, 2023, the Federal Parties filed a Joint Motion for Entry of Case Schedule and submitted competing proposals for the scheduling of remaining events in the Federal Derivative Action. Federal Derivative Action, ECF No. 77. On November 7, 2023, the Court granted in part and denied in part the motion, ordering, inter alia, that Federal Derivative Plaintiff file a Consolidated Amended Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 111 of 141

14 Complaint by December 11, 2023, and that Defendants answer or otherwise respond to the Consolidated Amended Complaint by January 12, 2024. Federal Derivative Action, ECF No. 79. The Court later extended these deadlines to December 20, 2023, and February 9, 2024, respectively. Federal Derivative Action, ECF Nos. 81, 91. On December 20, 2023, Federal Derivative Plaintiff filed a Verified Consolidated Amended Complaint in the Federal Derivative Action under seal. Federal Derivative Action, ECF No. 84. The Verified Consolidated Amended Complaint contained 145 pages of detailed factual allegations which were informed by the coordinated factual investigation of the Derivative Plaintiffs, including their review and evaluation of confidential Section 220 materials and hundreds of thousands of pages of confidential discovery and their participation in depositions. On February 9, 2024, the Defendants filed their Motion to Dismiss the Verified Consolidated Complaint, arguing the Verified Consolidated Amended Complaint failed to plead: (i) that any Mohawk directors that would have considered a shareholder demand (the “Demand Defendants”) received a material personal benefit from the alleged misconduct; (ii) that any of the Demand Defendants faced a substantial likelihood of liability; and (iii) that any of the Demand Defendants lacked independence from interested directors. Federal Derivative Action, ECF No. 92. On March 13, 2024, Federal Derivative Plaintiff filed his Opposition to Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 112 of 141

15 Defendants’ Motion to Dismiss under seal, and argued therein, inter alia, that demand was excused because at least half of the Demand Defendants faced a substantial likelihood of liability and were therefore not disinterested. Federal Derivative Action, ECF No. 97. On April 19, 2024, Defendants filed their Reply in further support of their Motion to Dismiss. Federal Derivative Action, ECF No. 106. F. Settlement Negotiations In May 2022, Defendants invited the Derivative Plaintiffs to participate in a two-day in-person mediation to be conducted concurrently with, but separate from, a mediation in the Securities Action. The mediation, which was held on June 8 and 9, 2022, in New York City, was conducted by the Honorable Layn R. Phillips (Fmr.), a nationally recognized mediator with extensive experience mediating complex shareholder disputes similar to the Derivative Actions, and Clay Cogman, Esq., who is also experienced in mediating complex shareholder disputes like the Derivative Actions, both of Phillips ADR Enterprises (the “Mediators”). Before the June 22 mediation, Derivative Plaintiffs prepared and submitted a detailed 25-page joint mediation statement referencing dozens of documents culled from the approximately 438,992 pages of documents produced as of that date by Mohawk. Derivative Plaintiffs also presented a proposed remedial framework to guide further settlement discussions based on their assessment of damages and corporate governance and oversight practices they contend contributed to Mohawk’s Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 113 of 141

16 alleged damages, including detailed proposed corporate governance reforms ascertained through rigorous examination of the best corporate governance practices relevant to Mohawk’s operations. Although the June 2022 mediation ended without a settlement, the Settling Parties continued to discuss settlement through and under the supervision of the Mediators for the next two years. The Settling Parties grappled with the substantive strengths and weaknesses of the Derivative Actions and discussed at length Derivative Plaintiffs’ proposed remedial framework, as well as the specific elements of Derivative Plaintiffs’ demands, and continued to obtain and exchange information and counterproposals. The Settling Parties engaged in months of verbal and written exchanges of information, argument, and written settlement proposals and counterproposals. On June 28, 2024, the Federal Parties notified the Court via e-mail that they “believe they have reached agreement on the structure of a settlement of the Derivative Action[s] but have several outstanding items to address before they are able to present it to the [C]ourt for approval” and requested that the Court hold any decision on the pending Motion to Dismiss in abeyance to allow the Settling Parties the opportunity to finalize their settlement discussions. Later that day, the Court entered an Order providing the Federal Parties with thirty (30) days to provide a motion for approval of a settlement or a status report regarding the status of the case. Federal Derivative Action, ECF No. 109. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 114 of 141

17 On July 29, 2024, the Federal Parties filed a Status Report informing the Court that they anticipated engaging in a mediation session to resolve outstanding issues regarding the proposed settlement and requested to provide either a proposed settlement agreement or subsequent status report for the Court’s review and approval on or before August 30, 2024. Federal Derivative Action, ECF No. 110. Thereafter, the Settling Parties reached an agreement in principle on the corporate governance reforms (“Reforms”), subject to Board review and approval. The Reforms serve as the substantive consideration for the Settlement (defined herein) and are incorporated herewith as Exhibit 1 to this Stipulation. Following an agreement in principle on the Reforms, the Settling Parties and Defendants’ insurers, each represented by counsel, commenced negotiations regarding the remaining issues, including a reasonable award of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in recognition of the substantial corporate benefits conferred upon Mohawk by the Settlement as a result of Plaintiffs’ Counsel’s efforts. These negotiations were facilitated and supervised by Mr. Cogman, who had been actively involved in overseeing the settlement negotiations. On August 29, 2024, the Derivative Parties attended another in-person mediation in New York, New York facilitated and supervised by Mr. Cogman. Before the August 2024 mediation session, Derivative Plaintiffs submitted a detailed Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 115 of 141

18 formal settlement demand regarding the remaining issues to be resolved, including a draft term sheet which memorialized the remaining settlement terms. On August 30, 2024, the Federal Parties filed a Joint Status Report informing the Court that the Settling Parties participated in a mediation on August 29, 2024, but were unable to resolve the outstanding issues regarding the proposed settlement. Federal Derivative Action, ECF No. 111. On September 3, 2024, the Court entered a Minute Order directing the Federal Parties to file either a proposed motion for settlement agreement or other case status report on or before September 30, 2024. Following the August 2024 mediation session, the Settling Parties were able to finalize the remaining terms of the Settlement which were memorialized in a consolidated term sheet executed on September 12, 2024 (the “Term Sheet”). Following further mediator-facilitated discussions, culminating in a double- blind mediator’s proposal from Mr. Cogman, on February 6, 2025, the Settling Parties agreed that, subject to Court approval, Defendants shall cause their insurers to pay attorneys’ fees and expenses to Plaintiffs’ Counsel in the total amount of $5,000,000, which shall be Plaintiffs’ Counsel’s sole entitlement to an award of fees and expenses in connection with the Derivative Actions (the “Fee and Expense Amount”). Thereafter, the Settling Parties finalized the formal operative terms of the Settlement as set forth in this Stipulation (the “Settlement”). Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 116 of 141

19 II. TERMS OF SETTLEMENT This notice provides a summary of the Reforms that the Board of Mohawk has agreed to adopt as consideration for the Settlement, which is subject to approval by the Court. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, including that all capitalized terms used herein shall bear the same meaning as used in the Stipulation. Pursuant to the Settlement, no later than seventy-five (75) days after issuance of final approval, the Board of Mohawk, on behalf of the Company, shall adopt and/or maintain the Reforms set forth in Exhibit 1 to the Stipulation for a period of at least five (5) years (the “Commitment Term”), subject to modifications required by applicable law, regulation, or fiduciary duty. Further, the Mohawk Board shall ensure adequate funding to support implementation and maintenance of the Reforms, as necessary. Mohawk’s Board, including its independent members, have unanimously approved a resolution reflecting its informed and good faith determination that the Settlement confers substantial corporate benefits on Mohawk and its shareholders, and is, in all respects, fair, reasonable, and in the best interests of the Company and its shareholders. The Company also acknowledges and agrees that the pendency, prosecution, and settlement of the Derivative Actions and the litigation efforts of Derivative Plaintiffs and Plaintiffs’ Counsel were a material and substantial cause of Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 117 of 141

20 the benefits described herein and in Exhibit 1 to the Stipulation. This notice provides a summary of the Reforms that the Board of Mohawk has agreed to adopt as consideration for the Settlement. For a complete description of all of the Reforms, please see the Stipulation and Exhibit 1 thereto. III. DISMISSAL AND RELEASES The Settlement is conditioned, among other things, upon: entry of an order by the Court approving the Settlement and dismissing the Federal Derivative Action with prejudice. The Settlement will not become effective until such an order has been entered and become final and non-appealable (the “Effective Date”). The Settlement also provides that, within seven (7) business days of the entry of the Judgment, Plaintiffs’ Counsel will file a stipulation of dismissal with prejudice of the Gordon County Actions and the Delaware Chancery Action, and counsel for Bailey will withdraw the Litigation Demand. Upon the Effective Date, Derivative Plaintiffs, all other Current Mohawk Shareholders, Plaintiffs’ Counsel, and Mohawk shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, and discharged and will be forever barred and enjoined from commencing, instituting, or prosecuting any of Derivative Plaintiffs’ Released Claims (including Unknown Claims) against Mohawk, the Individual Defendants, and all other Released Persons (as defined in the Stipulation). Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 118 of 141

21 Further, upon the Effective Date, Mohawk and the Individual Defendants shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, and discharged Derivative Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions. These releases, however, shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment. In addition, nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims of Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Likewise, nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Derivative Actions or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company’s charter, by-laws, or under applicable law. IV. ATTORNEYS’ FEES AND EXPENSES Based on the substantial benefits Plaintiffs’ Counsel’s efforts and the Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 119 of 141

22 Settlement have conferred and will confer on the Company, the Defendants agreed to cause their insurance carriers to pay an award of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in the total amount of $5,000,000.00 (the “Fee and Expense Amount”). Additionally, Plaintiffs’ Counsel may seek on behalf of the Derivative Plaintiffs, service awards in the amount of $2,000 each, to be paid out of the Fee and Expense Amount. All of the terms of the Settlement, including the payment of the Fee and Expense Amount and any requested service awards are subject to approval by the Court. Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Derivative Actions. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation. V. REASONS FOR THE SETTLEMENT Counsel for the Settling Parties believe that the Settlement is in the best interests of Derivative Plaintiffs, the Individual Defendants, Mohawk, and Current Mohawk Shareholders. 1. Why Did Derivative Plaintiffs Agree to Settle? Derivative Plaintiffs believe that the Derivative Actions have substantial merit, and Derivative Plaintiffs’ entry into the Stipulation and this Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 120 of 141

23 Derivative Plaintiffs and Plaintiffs’ Counsel also acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Defendants through trial(s) and through possible appeals. Plaintiffs’ Counsel have also taken into account the substantial risks, costs, and delays involved in complex shareholder derivative litigation, generally, as well as the unique challenges presented by the Derivative Actions, including establishing that demand on the Board would be futile in the Derivative Actions, establishing that the Board’s response to the Demand was wrongful, and overcoming the exculpation and indemnification rights afforded the director Defendants pursuant to Delaware General Corporate Law §102(b)(7). Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts and circumstances, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Mohawk and its shareholders. Based on their evaluation, Derivative Plaintiffs and Plaintiffs’ Counsel believe that the Settlement is in the best interests of Mohawk and Current Mohawk Shareholders and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein. 2. Why Did the Defendants Agree to Settle? Defendants have denied and continue to deny each and all of the claims, Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 121 of 141

24 contentions, and allegations made against them or that could have been made against them in the Derivative Actions, and believe the Derivative Actions have no merit. The Individual Defendants expressly assert that they have satisfied their fiduciary duties and have acted in good faith and in the best interests of Mohawk and its shareholders at all relevant times and deny each and every one of the claims, contentions, and allegations of wrongdoing made against them or that could have been made against them in the Derivative Actions, and expressly deny all charges of wrongdoing or liability against them. Nonetheless, Defendants have taken into account the uncertainty and risks inherent in any litigation, especially in complex actions such as the Derivative Actions, as well as the continuing expense, inconvenience, and distraction of ongoing litigation. Defendants have, therefore, determined that it is desirable for the Derivative Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. VI. THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD On _________________, 2025, at _______ __.m., the Court will hold the Settlement Hearing at the U.S. District Court for the Northern District of Georgia, Rome Division, located at the United States Courthouse, 600 East First Street, Rome, GA 30161-3149. The Settlement Hearing may be continued or adjourned by the Court without further notice to Current Mohawk Shareholders. The Court may Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 122 of 141

25 conduct the Settlement Hearing remotely without further notice to Current Mohawk Shareholders. At the Settlement Hearing, the Court will consider: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should approve the agreed-to attorneys’ fees and reimbursement of expenses for the Plaintiffs’ Counsel and any requested service awards to be paid therefrom for the Derivative Plaintiffs; and (iv) such other Actions as may be necessary or proper under the circumstances. You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or Plaintiffs’ Counsel’s requested attorneys’ fees and reimbursement of expenses or any requested service awards to be paid therefrom for the Derivative Plaintiffs or otherwise present evidence or argument that may be proper and relevant. No Current Mohawk Shareholders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that a Current Mohawk Shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court a written objection to the Settlement setting forth: (i) a written notice of objection with the Person’s name, address, and telephone number, along with a representation as to whether such Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 123 of 141

26 Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Mohawk common stock as of the date the Stipulation was signed, February 28, 2025 and continuing through the date the objection is made; (iii) a statement of objections to any Action before the Court, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ________ ___, 2025. The Court Clerk's address is: Clerk of the Court U.S. District Court for the Northern District of Georgia United States Courthouse 600 East First Street Rome, GA 30161-3149 YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN _________ __, 2025. Counsel's addresses are: Plaintiffs’ Counsel Michael I. Fistel, Jr. JOHNSON FISTEL LLP 40 Powder Springs Street Marietta, GA 30064 Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 124 of 141

27 Defendants’ Counsel Elizabeth Gingold Clark ALSTON & BIRD 1201 West Peachtree Street Atlanta, GA 30309 Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiffs’ Counsel and Defendants’ Counsel. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding. VII. HOW TO OBTAIN ADDITIONAL INFORMATION This notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Actions or the Stipulation. There is additional information concerning the Settlement available in the Stipulation, which may be viewed on the Investors portion of the Company’s website at https://ir.Mohawkind.com. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, United States Courthouse, 600 East First Street, Rome, GA 30161-3149. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 125 of 141

28 For more information concerning the Settlement, you may also call or write to: Michael I. Fistel, Jr., Johnson Fistel, LLP, 40 Powder Springs Street, Marietta, Georgia 30064, Telephone: (470) 632-6000. PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE. DATED: _______, 2025. BY ORDER OF THE COURT U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 126 of 141

EXHIBIT 2-B Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 127 of 141

1 UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF GEORGIA ROME DIVISION IN RE MOHAWK INDUSTRIES, INC. DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS. * * * * * * * LEAD CASE NO.: 4:20-00110-ELR (Derivative Action) SUMMARY NOTICE OF PROPOSED SETTLEMENT TO: ALL RECORD SHAREHOLDERS OF THE COMMON STOCK OF MOHAWK INDUSTRIES, INC. (“MOHAWK” OR THE “COMPANY”) AS OF FEBRUARY 28, 2025. YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Northern District of Georgia (the “Court”), that a proposed Settlement has been reached between the parties to the above-captioned shareholder derivative action (the “Federal Derivative Action”) and the shareholder derivative actions captioned Treibits v. Lorberbaum, et al., No. 21-cv-71127, Superior Court of Gordon County, State of Georgia, City of Southfield Fire & Police Ret. Sys. v. Lorberbaum, et al., No. 21-cv-71519, Superior Court of Gordon County, State of Georgia (the “Gordon County Actions”), Taylor v. Lorberbaum, et al., No. 2022- 0224-LWW, Delaware Chancery Court (the “Delaware Chancery Action”) and Douglas Bailey (“Bailey”), who issued a litigation demand (“Litigation Demand,” together with the Federal Derivative Action, the Gordon County Actions, and the Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 128 of 141

2 Delaware Chancery Action, the “Derivative Actions”) brought on behalf of Mohawk, which would resolve the Derivative Actions. The Derivative Actions are brought by Tom Palmer (the “Federal Derivative Plaintiff”) and Terri Treibits, City of Soutfhfield Fire & Police Retirement System, John E. Taylor, and shareholder Douglas Bailey (collectively with the Federal Derivative Plaintiff, the “Derivative Plaintiffs”) solely on behalf of and for the benefit of Mohawk and against the Individual Defendants.1 Derivative Plaintiffs allege, among other things, that the Individual Defendants breached their fiduciary duties, wasted corporate assets, and were unjustly enriched by and through the alleged misrepresentations of Defendants concerning the Company’s business, operations, results, and outlook through the dissemination of allegedly false and misleading statements and omissions of material information, in violation of federal and state laws and regulations, regarding Mohawk’s manufacturing and delivery of certain of its flooring products. On _________________, 2025, at _______ __.m., the Court will hold the Settlement Hearing at the U.S. District Court for the Northern District of Georgia, Atlanta Division, located at the United States Courthouse, 600 East First Street, Rome, GA 30161-3149, to determine: (i) whether the terms of the Settlement are 1 All capitalized terms herein have the same meanings as set forth in the Stipulation and Agreement of Settlement dated February 28, 2025 (the “Stipulation”). Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 129 of 141

3 fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should approve the agreed upon attorneys’ fees and reimbursement of expenses of $5,000,000 for the substantial benefits Plaintiffs’ Counsel’s efforts and the Settlement have conferred and will confer on the Company and any requested service awards not to exceed $2,000 to be paid therefrom to the Derivative Plaintiffs; and (iv) such other actions as may be necessary or proper under the circumstances. The Settlement Hearing may be continued or adjourned by the Court without further notice to Current Mohawk Shareholders. The Court may conduct the Settlement Hearing remotely without further notice to Current Mohawk Shareholders. PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT MOHAWK SHAREHOLDER, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE DERIVATIVE ACTIONS. This is a summary notice only. For additional information about the claims asserted in the Derivative Actions and the terms of the proposed Settlement, please refer to the documents filed in the respective Derivative Actions, the Stipulation, and the full-length Notice of Proposed Settlement (the “Long-Form Notice”). The Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 130 of 141

4 Stipulation and Long-Form Notice may be viewed on the “Investor Relations” section of Mohawk’s website at https://ir.Mohawkind.com. You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or to the requested attorneys’ fees and reimbursement of expenses for Plaintiffs’ Counsel or any requested service awards to be paid therefrom for the Derivative Plaintiffs or otherwise present evidence or argument that may be proper and relevant. No Current Mohawk Shareholders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Current Mohawk Shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court a written objection to the Settlement setting forth: (i) a written notice of objection with the Person’s name, address, and telephone number, along with a representation as to whether such Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Mohawk common stock as of February 28, 2025 and continuing through the date the objection is made; (iii) a statement of objections to any action before the Court, the grounds therefore, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 131 of 141

5 plans on calling at the Settlement Hearing, along with a summary description of their likely testimony. YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ________ ___, 2025. The Court Clerk's address is: Clerk of the Court U.S. District Court for the Northern District of Georgia 600 East First Street Rome, GA 30161-3149 YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN _________ __, 2025. Counsel’s addresses are: Plaintiffs’ Counsel Michael I. Fistel, Jr. JOHNSON FISTEL LLP 40 Powder Springs Street Marietta, GA 30064 Defendants’ Counsel Elizabeth Gingold Clark ALSTON & BIRD 1201 West Peachtree Street Atlanta, GA 30309 Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiffs’ Counsel and Defendants’ Counsel. Any Person or entity who fails to object or otherwise request Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 132 of 141

6 to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding. PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 133 of 141

EXHIBIT 3 Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 134 of 141

1 UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF GEORGIA ROME DIVISION IN RE MOHAWK INDUSTRIES, INC. DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS. * * * * * * * LEAD CASE NO.: 4:20-00110-ELR (Derivative Action) [PROPOSED] ORDER AND FINAL JUDGMENT This matter came before the Court for hearing pursuant to the Order of this Court, dated ____________________, 2025 (“Preliminary Approval Order”), on the application of the Settling Parties for approval of the Settlement set forth in the Stipulation and Agreement of Settlement dated February 28, 2025 (the “Stipulation”). Due and adequate notice having been given to Mohawk Industries, Inc. (“Mohawk” or the “Company”) shareholders as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that: 1. This Judgment incorporates herein the Stipulation, including all exhibits thereto. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 135 of 141

2 2. This Court has jurisdiction over the subject matter of the above- captioned Federal Derivative Action, including all matters necessary to effectuate the Settlement, and the Settling Parties have consented to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation. 3. The Court finds that the Notice and the Summary Notice provided to Current Mohawk Shareholders constituted the best notice practicable under the circumstances. Accordingly, the Notice and the Summary Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process. 4. The Court finds that the Settlement as set forth in the Stipulation is fair, reasonable, adequate, and in the best interests of Mohawk and Current Mohawk Shareholders. The Court hereby finally approves the Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so. 5. The above-captioned Federal Derivative Action and all claims contained therein, as well as all of the Released Claims (including Unknown Claims), are dismissed on the merits and with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 136 of 141

3 6. Upon the Effective Date, the Releasing Parties (on behalf of themselves and derivatively on behalf of Mohawk) shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims, including both known and Unknown Claims, against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Actions against the Released Persons. The Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims, including both known and Unknown Claims, against any of the Released Persons. Upon final approval of the Settlement, the Releasing Parties shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release. 7. Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Derivative Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, and Current Mohawk Shareholders and their Related Persons from all claims and Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 137 of 141

4 causes of action of every nature and description, including both known and Unknown Claims, whether arising under federal, state, common or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the Released Claims, except for any claims relating to the enforcement of the Settlement. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation. 8. Nothing in this Judgment constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims of Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Nothing in this Judgment constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Derivative Actions or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company's charter, by-laws, or under applicable law. 9. During the course of the Derivative Actions, all parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar rules, laws, or statutes. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 138 of 141

5 10. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Settling Parties or any other Person as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (ii) is or may be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein. 11. The Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Settling Parties may also file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement and/or this Judgment. 12. Derivative Plaintiffs and/or any Mohawk shareholder derivatively on behalf of Mohawk are permanently barred and enjoined from commencing, Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 139 of 141

6 prosecuting, instituting, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons. 13. In the event the Effective Date does not occur, or if the Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms, and if counsel for the Settling Parties do not otherwise mutually agree in writing to proceed with the Stipulation: (i) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Actions that existed immediately prior to the date of execution of this Stipulation; (ii) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; and (iii) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose. Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 140 of 141

7 14. The Court hereby approves the sum of $5,000,000.00 for the payment of fees and expenses to the Derivative Plaintiffs’ Counsel (the “Fee and Expense Amount”) and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to the Derivative Plaintiffs’ Counsel in connection with the Settlement. The Fee and Expense Award shall be distributed in accordance with the terms of the Stipulation. 15. The Court hereby approves service awards in the amount of $2,000 to each Derivative Plaintiff to be funded solely from the Fee and Expense Amount. 16. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation. 17. This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk. IT IS SO ORDERED. DATED: ______________ ____________________________________ HON. ELEANOR L. ROSS UNITED STATES DISTRICT JUDGE Case 4:20-cv-00110-ELR Document 120-3 Filed 02/28/25 Page 141 of 141